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                                                                  EXHIBIT 10

                                $185,000,000

                         REVOLVING CREDIT AGREEMENT

                                    among

                            LTC PROPERTIES, INC.

                                     and

                       THE LENDERS REFERRED TO HEREIN

                                     and

                           SANWA BANK CALIFORNIA,
                           as Administrative Agent

                                     and

                              BANK OF MONTREAL,
                            as Syndication Agent

                                     and

                                BNP PARIBAS,
                           as Documentation Agent




                              October 31, 2000


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


                                           TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE 1. DEFINITIONS, ACCOUNTING TERMS AND INTERPRETATION.......................................................1
         SECTION 1.1        Certain Defined Terms.................................................................1
         SECTION 1.2        Accounting Terms.....................................................................22
         SECTION 1.3        Interpretation.......................................................................22

ARTICLE 2. AMOUNTS AND TERMS OF ADVANCES AND LETTERS OF CREDIT...................................................22
         SECTION 2.1        Commitments..........................................................................22
         SECTION 2.2        Making Advances......................................................................23
         SECTION 2.3        Fees.................................................................................24
         SECTION 2.4        Optional Reduction of Commitments....................................................25
         SECTION 2.5        Mandatory Reduction of Commitments...................................................26
         SECTION 2.6        Repayment............................................................................26
         SECTION 2.7        Optional Prepayments.................................................................26
         SECTION 2.8        Mandatory Prepayments................................................................26
         SECTION 2.9        Interest.............................................................................27
         SECTION 2.10       Conversion of Advances...............................................................28
         SECTION 2.11       Increased Costs, Etc.................................................................29
         SECTION 2.12       Payments and Computations............................................................30
         SECTION 2.13       Taxes................................................................................31
         SECTION 2.14       Sharing of Payments, Etc.............................................................33
         SECTION 2.15       Letters of Credit....................................................................33

ARTICLE 3. CONDITIONS OF LENDING.................................................................................36
         SECTION 3.1        Conditions Precedent to Effectiveness................................................36
         SECTION 3.2        Conditions Precedent to Each Borrowing and Letter of Credit Issuance.................37
         SECTION 3.3        Determinations under Section 3.1.....................................................38
         SECTION 3.4        Conditions Subsequent to Effectiveness...............................................38

ARTICLE 4. REPRESENTATIONS AND WARRANTIES........................................................................39
         SECTION 4.1        Existence and Power..................................................................39
         SECTION 4.2        Authorization........................................................................40
         SECTION 4.3        Governmental Action, Etc.............................................................40
         SECTION 4.4        Binding Effect.......................................................................40
         SECTION 4.5        Financial Condition..................................................................40
         SECTION 4.6        Other Information....................................................................41
         SECTION 4.7        Legal Proceedings....................................................................41
         SECTION 4.8        Regulation U.........................................................................41
         SECTION 4.9        ERISA................................................................................41
         SECTION 4.10       Intellectual Property................................................................41
         SECTION 4.11       Fire, Etc............................................................................42
         SECTION 4.12       Taxes................................................................................42
         SECTION 4.13       Investment Company...................................................................42
         SECTION 4.14       Title to Property....................................................................42


                                        -i-


         SECTION 4.15       Subsidiaries.........................................................................42
         SECTION 4.16       Environmental Matters................................................................42
         SECTION 4.17       REIT Status..........................................................................43
         SECTION 4.18       Owned Properties, Mortgage Loans and REMIC Certificates..............................43
         SECTION 4.19       Solvency.............................................................................43

ARTICLE 5. COVENANTS OF BORROWER.................................................................................43
         SECTION 5.1        Affirmative Covenants................................................................43
         SECTION 5.2        Negative Covenants...................................................................50

ARTICLE 6. EVENTS OF DEFAULT.....................................................................................56
         SECTION 6.1        Events of Default....................................................................56
         SECTION 6.2        Effect of Event of Default...........................................................58

ARTICLE 7. AGENT.................................................................................................59
         SECTION 7.1        Authorization and Action.............................................................59
         SECTION 7.2        Agent's Reliance, Etc................................................................59
         SECTION 7.3        Sanwa and Affiliates.................................................................60
         SECTION 7.4        Lender Credit Decision...............................................................60
         SECTION 7.5        Indemnification......................................................................60
         SECTION 7.6        Successor Agent......................................................................60
         SECTION 7.7        Agent as Collateral Holder...........................................................61
         SECTION 7.8        Syndication Agent and Documentation Agent............................................62

ARTICLE 8. MISCELLANEOUS.........................................................................................62
         SECTION 8.1        Amendments, Etc......................................................................62
         SECTION 8.2        Notices, Etc.........................................................................62
         SECTION 8.3        No Waiver; Remedies..................................................................63
         SECTION 8.4        Costs and Expenses...................................................................63
         SECTION 8.5        Waiver of Right of Setoff............................................................64
         SECTION 8.6        Binding Effect.......................................................................64
         SECTION 8.7        Assignments and Participations.......................................................65
         SECTION 8.8        Release of Collateral................................................................67
         SECTION 8.9        Governing Law........................................................................67
         SECTION 8.10       Submission to Jurisdiction...........................................................67
         SECTION 8.11       Headings.............................................................................68
         SECTION 8.12       Survival of Representation and Warranties............................................68
         SECTION 8.13       Severability.........................................................................68
         SECTION 8.14       Integration..........................................................................68
         SECTION 8.15       Execution in Counterparts............................................................68
         SECTION 8.16       Confidentiality......................................................................68
         SECTION 8.17       WAIVER OF JURY TRIAL.................................................................69

         SCHEDULE 1:       Lenders and Applicable Lending Offices
         SCHEDULE 2:       Mandatory Reduction of Aggregate Commitment
         SCHEDULE 3.4:     Assets to Be Encumbered
         SCHEDULE 4.15:    Subsidiaries
         SCHEDULE 4.18:    Other Owned Properties
         SCHEDULE 5.1(m):  Owned Properties to Be Sold or Refinanced
         SCHEDULE 5.2(a):  Existing Liens and Existing Debt


         Exhibit A:        Revolving Note
         Exhibit B:        Notice of Borrowing
         Exhibit C:        Notice of Conversion/Continuation
         Exhibit D:        Borrowing Base Certificate
         Exhibit E:        Compliance Certificate
         Exhibit F:        Assignment and Acceptance
         Exhibit G:        Collateral Valuation Certificate
         Exhibit H:        Taxable Income Certificate
         Exhibit I:        Book Value Units Certificate

                          REVOLVING CREDIT AGREEMENT



         This Agreement, dated as of October 31, 2000, is entered into by (1) LTC PROPERTIES, INC., a Maryland corporation (the "BORROWER"), (2) the financial institutions listed on the signature pages hereof and each other financial institution that becomes a party hereto pursuant to Section 8.7 (the "LENDERS"),
(3) SANWA BANK CALIFORNIA, as administrative agent (together with any successor appointed pursuant to Article 7, the "ADMINISTRATIVE AGENT") for the Lenders hereunder, (4) BANK OF MONTREAL, as syndication agent (the "SYNDICATION AGENT"), and (5) BNP PARIBAS, as documentation agent (the "DOCUMENTATION AGENT").


                                  RECITAL

         The Borrower, the Lenders, Sanwa Bank California, as administrative agent, and BNP Paribas, as syndication agent, have been party to a Credit Agreement dated as of October 3, 1997, as amended by a First Amendment to Credit Agreement dated as of May 15, 1998, a Second Amendment to Credit Agreement dated as of October 21, 1998, a Third Amendment to Credit Agreement dated December 23, 1999 and a Fourth Amendment to Credit Agreement dated September 26, 2000 (said Credit Agreement, as so amended, herein called the "OLD REVOLVING CREDIT AGREEMENT"), pursuant to which the Lenders made a $170,000,000 revolving credit facility available to the Borrower. The Borrower, each of Bank of Montreal and Sanwa Bank California, as lenders, Bank of Montreal, as administrative agent, and Sanwa Bank California, as documentation agent, have been party to a Term Loan Agreement dated as of March 8, 1999, as amended by a First Amendment to Term Loan Agreement dated December 23, 1999 and a Second Amendment to Term Loan Agreement dated September 26, 2000 (said Term Loan Agreement, as so amended, herein called the "OLD TERM LOAN AGREEMENT"), pursuant to which such lenders extended $25,000,000 of term loans to the Borrower. The parties to the Old Revolving Credit Agreement and the parties to the Old Term Loan Agreement now wish to amend and restate those agreements on the terms and conditions set forth in this Agreement. Accordingly, the parties hereto hereby agree as set forth below.


                               ARTICLE 1.
             DEFINITIONS, ACCOUNTING TERMS AND INTERPRETATION

         SECTION 1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the terms set forth below shall have the respective meanings specified below.

                "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

                "ADMINISTRATIVE AGENT'S ACCOUNT" means such account of the Administrative Agent as the Administrative Agent may designate from time to time by notice to the Borrower and the Lenders.

                "ADVANCE" has the meaning specified in Section 2.1.

                "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power (a) to vote 20% or more of the equity interests having ordinary voting power for the election of directors (or the equivalent) of such Person or (b) to direct or cause the direction of the management and policies of such Person, whether through the ownership of equity interests, by contract or otherwise.

                "AGGREGATE COMMITMENT" means the maximum amount of credit available to the Borrower hereunder from time to time, initially $185,000,000, as such amount is reduced from time to time pursuant to Sections 2.4 and 2.5.

                "APPLICABLE EURODOLLAR MARGIN" means the applicable interest-rate margin determined pursuant to the table set forth below, in accordance with the Pricing Level in effect from time to time.


                PRICING LEVEL              MARGIN
                -------------              ------
                Pricing Level 1            2.00% PER ANNUM
                Pricing Level 2            2.25% PER ANNUM
                Pricing Level 3            2.50% PER ANNUM
                Pricing Level 4            3.00% PER ANNUM

Notwithstanding the foregoing, (a) during the period from and including the Closing Date to but excluding the fifth Business Day after the day on which Sanwa receives a Compliance Certificate in accordance with Section 5.1(a)(v) for the Borrower's fiscal quarter ended on September 30, 2000, the Applicable Eurodollar Margin shall be 2.50% PER ANNUM, and (b) if the Borrower fails at any time to deliver a Compliance Certificate to the Lenders within the time required under Section 5.1(a)(v), then the Applicable Eurodollar Margin shall be based on Pricing Level 4 from the date of such failure until 5 Business Days after such Compliance Certificate is delivered to the Lenders.

                "APPLICABLE LENDING OFFICE" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Reference Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                "APPLICABLE LOC RATE" means the applicable rate determined pursuant to the table set forth below, in accordance with the Pricing Level in effect from time to time.


                PRICING LEVEL              RATE
                -------------              ----
                Pricing Level 1            2.00% PER ANNUM

                                      -2-


                Pricing Level 2            2.25% PER ANNUM
                Pricing Level 3            2.50% PER ANNUM
                Pricing Level 4            3.00% PER ANNUM

Notwithstanding the foregoing, (a) during the period from and including the Closing Date to but excluding the fifth Business Day after the day on which Sanwa receives a Compliance Certificate in accordance with Section 5.1(a)(v) for the Borrower's fiscal quarter ended on September 30, 2000, the Applicable LOC Rate shall be 2.50% PER ANNUM, and (b) if the Borrower fails at any time to deliver a Compliance Certificate to the Lenders within the time required under
Section 5.1(a)(v), then the Applicable LOC Rate shall be based on Pricing Level 4 from the date of such failure until 5 Business Days after such Compliance Certificate is delivered to the Lenders.

                "APPLICABLE UNUSED-COMMITMENT FEE RATE" means the applicable rate determined pursuant to the table set forth below, in accordance with the Pricing Level in effect from time to time.

                PRICING LEVEL              RATE
                -------------              ----
                Pricing Level 1            0.250% PER ANNUM
                Pricing Level 2 or 3       0.375% PER ANNUM
                Pricing Level 4            0.500% PER ANNUM

Notwithstanding the foregoing, (a) during the period from and including the Closing Date to but excluding the fifth Business Day after the day on which Sanwa receives a Compliance Certificate in accordance with Section 5.1(a)(v) for the Borrower's fiscal quarter ended on September 30, 2000, the Applicable Unused-Commitment Fee Rate shall be 3.75% PER ANNUM, and (b) if the Borrower fails at any time to deliver a Compliance Certificate to the Lenders within the time required under Section 5.1(a)(v), then the Applicable Unused-Commitment Fee Rate shall be based on Pricing Level 4 from the date of such failure until 5 Business Days after such Compliance Certificate is delivered to the Lenders.

                "APPLICABLE VALUE" means, with respect to the Borrower and its Subsidiaries as of any date of determination, by reference to the most recent annual or quarterly balance sheet delivered by the Borrower to the Lenders, (a) for any Owned Property, the lesser of (i) the Book Value thereof, net of depreciation applied on a PRO RATA basis, and (ii) the appraised value thereof determined pursuant to the most recent Appraisal (if any) obtained with respect thereto, (b) for any Mortgage Loan, the unpaid principal balance thereof and (c) for any REMIC Certificate, the book value thereof determined in accordance with GAAP.

                "APPRAISAL" means an appraisal performed by Valuation Counselors Group or by another member of the Appraisal Institute, in each case in accordance with the standards of the Appraisal Institute.

                "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance entered into by a Lender and another Person substantially in the form of Exhibit F.

                "AUTHORIZED OFFICER" means the Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer or, if specifically authorized by the Board of Directors of the Borrower, Treasurer of the Borrower.

                "BOOK VALUE" means, as of any date of determination with respect to any Owned Property, the sum of (a) the lesser of (i) the purchase price of such Owned Property and (ii) if construction of such Owned Property was completed within 90 days of such date, the final construction cost of such Owned Property plus (b) the cost of capitalized improvements to such Owned Property and all related closing costs, all as determined in accordance with GAAP.

                "BOOK VALUE PER COMMON SHARE" means, as of any date of determination, the quotient of (a) the difference between (i) the Borrower's shareholders' equity minus (ii) the par value of the Borrower's issued and outstanding preferred stock, divided by (b) the number of shares of the Borrower's Common Stock issued and outstanding, all as adjusted appropriately to avoid dilution caused by stock splits and stock dividends.

                "BORROWER'S ACCOUNT" means such account of the Borrower as the Borrower may designate from time to time by notice to the Administrative Agent.

                "BORROWING" means a borrowing composed of Advances of the same Type made on the same day by the Lenders.

                "BORROWING BASE" means, as of any date of determination, the sum of (a) 75% of the aggregate Applicable Value of Eligible Mortgage Loans plus (b) 60% of the aggregate Applicable Value of Eligible Owned Properties, as determined by reference to the monthly certificate or quarterly Borrowing Base Certificate most recently delivered to the Lenders pursuant to Section 5.1(a)(i) or (ii).

                "BORROWING BASE CERTIFICATE" means an appropriately completed certificate of an Authorized Officer substantially in the form of Exhibit D.

                "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in Los Angeles, New York or Chicago and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                "CAPITALIZED LEASES" has the meaning specified in clause (e) of the definition of "Debt" in this Section 1.1.

                "CASH FLOW" means, for any period of four consecutive fiscal quarters for the Borrower and its Subsidiaries on a Consolidated basis, net income plus (a) the sum of (i) Interest Expense, (ii) depreciation, (iii) amortization, (iv) other noncash charges and (v) expenses associated with minority interests, minus (b) the sum of (i) noncash revenues included in net income and (ii) income associated with minority interests.

                "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

                "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

                "CHANGE OF CONTROL" means (a) the acquisition by any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) of beneficial ownership, direct or indirect, of shares of capital stock of the Borrower entitling such Person to exercise more than 50% of the total voting power of all voting shares of the Borrower or (b) any consolidation of the Borrower with, or merger of the Borrower into, any other Person, any merger of another Person into the Borrower or any sale or other transfer of all or substantially all of the assets of the Borrower to another Person, other than in a case in which (i) the surviving corporation is the Borrower, (ii) the Borrower continues to be a REIT and (iii) the Borrower is in PRO FORMA compliance with all of the provisions of this Agreement after such Change of Control.

                "CLOSING DATE" means the date on which this Agreement becomes effective pursuant to Section 3.1.

                "CODE" means the Internal Revenue Code of 1986.

                "COLLATERAL" means all collateral referred to in the Collateral Documents and all other property that is subject to any Lien in favor of the Administrative Agent, the Lenders and/or the Issuing Bank to secure, directly or (through a guaranty or similar instrument) indirectly, the Obligations of the Borrower under the Credit Documents.

                "COLLATERAL DOCUMENTS" means the Security Agreement and the LTC Mortgages.

                "COLLATERAL VALUE" means, as of any date of determination, the sum of (a) the values specified in Schedule 3.4 of all Owned Properties on which the Administrative Agent has a perfected first-priority Lien, (b) the values specified in Schedule 3.4, as reduced by unscheduled principal repayments after September 30, 2000, of all Mortgage Loans on which the Administrative Agent has a perfected first-priority Lien and (c) the values specified in Schedule 3.4 of all REMIC Certificates on which the Administrative Agent has a perfected first-priority Lien, as such values are reduced by distributions after September 30, 2000 in respect of principal payments on the pooled mortgage loans underlying such REMIC Certificates.

                "COLLATERAL VALUATION CERTIFICATE" means an appropriately completed certificate of an Authorized Officer substantially in the form of Exhibit G.

                "COMMITMENT" has the meaning specified in Section 2.1.

                "COMMITMENT TERMINATION DATE" means October 2, 2004.

                "COMMONLY CONTROLLED ENTITY" means an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or that is part of a group that includes the Borrower and is treated as a single employer under Section 414(b), (c) or (m) of the Code.

                "COMPLIANCE CERTIFICATE" means an appropriately completed certificate of an Authorized Officer substantially in the form of Exhibit E.

                "CONSOLIDATED" and "CONSOLIDATING" refer to the consolidation and consolidating, respectively, of financial statements in accordance with GAAP.

                "CONVERSION," "CONVERT" and "CONVERTED" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to
Section 2.10 or 2.11.

                "CREDIT DOCUMENTS" means this Agreement, the Notes, the Guaranties, the Release of Claims, the Security Agreement, the LTC Mortgages, the Nonrecourse Guaranties, each Subordination Agreement, each Letter of Credit Request, each Assignment and Acceptance and the Engagement Letter.

                "DEBT" of any Person means (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (excluding normal trade payables not overdue that are incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional-sale or other title-retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, accounted for as capital leases ("CAPITALIZED LEASES"), (f) all obligations, contingent or otherwise, of such Person under acceptance, letter-of-credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value (i) any equity interest in such Person or
(ii) any warrants, rights or options to acquire any such equity interest, (h) all executory obligations of such Person in respect of interest-rate swap agreements and other similar agreements designed to hedge against fluctuations in interest rates ("HEDGE AGREEMENTS"), (i) all Debt referred to in any of clauses (a) through (h) above that is guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to advance or supply funds to maintain working capital or equity capital of another Person or otherwise to maintain the net worth or solvency of such Person (including any agreement in the nature of a support arrangement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (j) all Debt referred to in any of clauses (a) through (h) above that is secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

                "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse, or both.

                "DEFINED BENEFIT PLAN" has the meaning specified in Section 4.14(j) of the Code.

                "DOCUMENTATION AGENT" has the meaning specified in the recital of parties to this Agreement.

                "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule 1 or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                "ELIGIBLE ASSIGNEE" means (a) a commercial bank organized under the laws of the United States of America, any State thereof or the District of Columbia and having total assets in excess of $500,000,000, (b) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $500,000,000, provided that such bank is acting through a branch or agency located in the United States of America, (c) an insurance company or other financial institution or an investment fund that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000, (d) any Affiliate of an existing Lender or (e) any other Person approved by the Administrative Agent; PROVIDED, HOWEVER, that (i) no Affiliate of the Borrower or any Guarantor may be an Eligible Assignee, (ii) no direct competitor of the Borrower may be an Eligible Assignee and (iii) no financial institution may be an Eligible Assignee if its participation hereunder would result in increased liability to the Borrower under Section 2.11.

                "ELIGIBLE MORTGAGE LOAN" means, as of any date of determination, any Mortgage Loan other than the following:

                         (a)        a Mortgage Loan to an Affiliate of the
Borrower;

                         (b)        a Mortgage Loan evidenced by a Mortgage
Note not owned by the Borrower as sole owner and holder;

                         (c)        a Mortgage Loan not originated by the
Borrower;

                         (d)        a Mortgage Loan evidenced by a Mortgage
Note secured, in whole or in part, by a Mortgage on a ground lease;

                         (e)        a Mortgage Loan evidenced by a Mortgage
Note with respect to which any amount payable thereunder is more than 30 days past-due;

                         (f)        a Mortgage Loan with respect to which the
Borrower does not have the full right and authority (other than pursuant to the Credit Documents) to sell, assign and transfer such Mortgage Loan, the Mortgage Note evidencing such Mortgage Loan, the Mortgage securing such Mortgage Note and any other related documents;

                         (g)        a Mortgage Loan evidenced  by a
Mortgage Note secured by a Mortgage on a Mortgaged Property for which there does not exist a Phase I environmental report, with respect to which any material environmental claim has been made or for which there exists an environmental report that discloses the reasonable likelihood of a material environmental claim;

                         (h)        a Mortgage Loan evidenced by a Mortgage
Note secured by a Mortgage for which there has not been issued a title policy showing the Borrower as first lienholder or for which there has been issued a title policy showing the Borrower as first lienholder subject to encumbrances or exceptions of a material nature not otherwise insured against;

                         (i)        a Mortgage Loan evidenced by a Mortgage
Note whose principal balance is more than 80% of the value, as determined by an Appraisal, of the Mortgaged Property encumbered by the Mortgage securing such Mortgage Note;

                         (j)        a Mortgage Loan to a Person that is the
subject of a bankruptcy proceeding or is otherwise insolvent;

                         (k)        a Mortgage Loan evidenced by a Mortgage
Note secured by a Mortgage on a Mortgaged Property that has been in operation as a licensed skilled-nursing home or a licensed long-term-care facility for less than one year; PROVIDED, HOWEVER, that, if the Operator of any such home or facility is a publicly traded company that is publicly reporting financial information on a timely basis and such information demonstrates that such company has maintained a ratio of (i) the sum of net income plus depreciation, amortization, other noncash charges and Interest Expense to (ii) Interest Expense of at least 1.0:1.0, calculated in accordance with GAAP, for the period of four consecutive fiscal quarters ended as of the end of such company's most recently completed fiscal quarter for which financial information is publicly available, then such Mortgage Loan shall be considered an Eligible Mortgage Loan; and FURTHER PROVIDED, HOWEVER, that up to $20,000,000 in Applicable Value (calculated on an aggregate basis with amounts permitted under the second proviso of clause (i) of the definition of "Eligible Owned Property" in this Section 1.1) of Mortgage Loans evidenced by Mortgage Notes secured by Mortgages on Mortgaged Properties that have been in operation as licensed skilled-nursing homes or licensed long-term-care facilities for less than one year, that are operated by Operators that are publicly traded companies and are publicly reporting financial information on a timely basis but that do no otherwise meet the conditions specified in the proviso set forth above shall be considered Eligible Mortgage Loans;

                         (l)        a Mortgage  Loan  evidenced  by a
Mortgage Note secured by a Mortgage on a Mortgaged Property for which the Operator does not have all material Governmental Action required for the operation thereof as a Mortgaged Property;

                         (m)        a Mortgage Loan with respect to which the
Borrower is not the sole lender;

                         (n)        a Mortgage Loan evidenced by a  Mortgage
Note secured by a Mortgage on Mortgaged Property for which an Appraisal has not been completed; and

                         (o)        a Mortgage  Loan (i) that is not free and
clear of all material Liens other than in favor of the Administrative Agent, (ii) evidenced by a Mortgage Note that is not free and clear of all material Liens other than in favor of the Administrative Agent or (iii) evidenced by a Mortgage Note secured by a Mortgage that is not free and clear of all material Liens other than in favor of the Administrative Agent.

                "ELIGIBLE OWNED PROPERTY" means, as of any date of determination, any Owned Property other than the following:

                         (a)        an Owned Property leased to or operated
by the  Borrower or any  Affiliate of the Borrower;

                         (b)        an Owned Property not owned by the
Borrower or a Subsidiary in fee simple;

                         (c)        an Owned Property subject to a lease
under which any lease payment is 30 or more days past-due;

                         (d)        an Owned Property subject  to a lease
that has not been renewed or replaced within 60 days before the date of expiration of such lease;

                         (e)        an Owned Property for which no lease is
in effect, whether because a lease previously in effect has been terminated or otherwise;

                         (f)        an Owned Property whose Operator is the
subject of a bankruptcy  proceeding or is otherwise insolvent;

                         (g)        an Owned Property subject to a
material Lien other than in favor of the Administrative Agent;

                         (h)        an Owned  Property (i) that does not fall
within clause (a) of the definition of "Owned Property" in this Section 1.1 or (ii) of a type described in clause (a) of the definition of "Owned Property" in this Section 1.1 but for which the Operator does not have all material Governmental Action required for the operation thereof as such type of Owned Property;

                         (i)        an Owned Property that has been in
operation as a licensed skilled-nursing home or a licensed long-term-care facility for less than one year, PROVIDED, HOWEVER, that, if the Operator of any such home or facility is a publicly traded company that is publicly reporting financial information on a timely basis and such information demonstrates that such company has maintained a ratio of (i) the sum of net income plus depreciation, amortization, other noncash charges and Interest Expense to (ii) Interest Expense of at least 1.0:1.0, calculated in accordance with GAAP, for the period of four consecutive fiscal quarters ended as of the end of such company's most recently completed fiscal quarter for which financial information is publicly available, then such Owned Property shall be considered an Eligible Owned Property; and FURTHER PROVIDED, HOWEVER, that up to $20,000,000 in Applicable Value (calculated on an aggregate basis with amounts permitted under the second proviso of clause
(k) of the definition of "Eligible Mortgage Loan" in this Section 1.1) of Owned Properties that have been in operation as licensed skilled-nursing homes or licensed long-term-care facilities for less than one year, that are operated by Operators that are publicly traded companies and are publicly reporting financial information on a timely basis but that do not otherwise meet the conditions specified in the proviso set forth above shall be considered Eligible Owned Properties;

                         (j)        an Owned Property for which there does
not exist a Phase I environmental report, with respect to which any material environmental claim has been made or for which there exists an environmental report that discloses the reasonable likelihood of a material environmental claim;

                         (k)        an Owned Property for which there has not
been issued a title policy showing the Borrower or any Subsidiary as fee-simple owner or for which there has been issued a title policy showing the Borrower or any Subsidiary as fee-simple owner subject to encumbrances or exceptions of a material nature;

                         (l)        an Owned Property of which the  Borrower
or any  Subsidiary  is not the sole owner; and

                         (m)        an Owned Property that the Borrower or
any Subsidiary does not have full right and authority (other than pursuant to the Credit Documents) to sell, assign and transfer.

                "ENGAGEMENT LETTER" means the letter agreement dated June 6, 2000 among the Borrower, Sanwa, Bank of Montreal and BNP Paribas concerning, among other things, certain payments to be made by the Borrower with respect to this Agreement.

                "ENVIRONMENTAL LAW" means any Governmental Rule relating to pollution or protection of the environment or any natural resource, to any Hazardous Material or to health or safety, including any Governmental Rule relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of any Hazardous Material.

                "ENVIRONMENTAL PERMIT" means any Governmental Action required under any Environmental Law.

                "ENVIRONMENTAL PROCEEDING" means any action, suit, written demand, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including (a) by any Governmental Person for enforcement, cleanup, removal, response, remedial or other action or damages and
(b) by any Person for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                "ERISA" means the Employee Retirement Income Security Act of
1974.

                "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or is under common control with the Borrower, within the meaning of Sections 414 and 4001 of the Code and the regulations promulgated and rulings issued thereunder.

                "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System.

                "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule 1 or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                "EURODOLLAR RATE" means, for any Interest Period for each Eurodollar Rate Advance composing part of the same Borrowing, the rate PER ANNUM obtained by dividing (a) the rate of interest determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen that displays an average British Bankers Association interest settlement rate for deposits in U.S. dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m., London time, 2 Business Days before the first day of such Interest Period, by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

                "EURODOLLAR RATE ADVANCE" means an Advance that bears interest by reference to the Eurodollar Rate.

                "EURODOLLAR RATE RESERVE PERCENTAGE" means, for any Interest Period for each Eurodollar Rate Advance composing part of the same Borrowing, the reserve percentage applicable 2 Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                "EVENT OF DEFAULT" has the meaning specified in Section 6.1.

                "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate PER ANNUM equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                "FORMER PLAN" means any employee benefit plan in respect of which the Borrower or a Commonly Controlled Entity has engaged in a transaction described in Section 4069 or Section 4212(c) of ERISA.

                "FUNDED DEBT" means, as of any date of determination, for the Borrower and its Subsidiaries on a Consolidated basis, the sum of (a) the aggregate principal amount of all Advances outstanding, plus (b) the aggregate Letter of Credit Amount of all Letters of Credit outstanding, plus (c) the aggregate amount of unreimbursed drawings under all Letters of Credit, plus (d) the aggregate principal amount of all Debt of the types described in clauses
(a), (c), (d), (e) and (f) of the definition of "Debt" in this Section 1.1, but excluding the Debt under the Credit Documents, plus (e) the aggregate principal amount of all other interest-bearing Debt.

                "FUNDED DEBT RATIO" means, as of the end of any fiscal quarter of the Borrower, the ratio of (a) Funded Debt as of the end of such fiscal quarter to (b) Tangible Net Worth of the Borrower and its Subsidiaries on a Consolidated basis as of the end of such fiscal quarter.

                "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of, and used in, the preparation of the financial statements referred to in Section 4.5, except that, with respect to the preparation of any financial statement required to be furnished pursuant to Section 5.1(a)(iii) or (iv), "GAAP" shall mean such principles in the United States of America as in effect from time to time.

                "GOVERNMENTAL ACTION" means any authorization, approval, consent, waiver, exception, license, filing, registration, permit, notarization or other requirement of any Governmental Person.

                "GOVERNMENTAL PERSON" means, whether domestic or foreign, any national, federal, state or local government, any political subdivision thereof, or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body or entity, including any central bank and any comparable authority.

                "GOVERNMENTAL RULE" means any treaty, law, rule, regulation, ordinance, order, code, interpretation, judgment, writ, injunction, decree, determination, award, directive, guideline, request, policy or similar form of decision of any Governmental Person, referee or arbitrator.

                "GUARANTORS" means LTC GP I, Inc., a Delaware corporation, LTC-Tampa, Inc., a Nevada corporation, LTC West, Inc., a Nevada corporation, Education Property Investors, Inc., a Nevada corporation, and each other Subsidiary that executes a Guaranty pursuant to Section 5.1(l).

                "GUARANTY" means a Guaranty, in form and substance satisfactory to the Administrative Agent in its reasonable discretion, executed by a Guarantor in favor of the Administrative Agent and the Lenders.

                "HAZARDOUS MATERIAL" means any substance or material that is described as a toxic or hazardous substance, waste or material or as a pollutant, contaminant or infectious waste, or words of similar import, in any Environmental Law, including asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural-gas liquid, liquefied natural gas or synthetic gas usable for fuel, or any mixture of any of the foregoing), polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, and chemicals that are likely to cause cancer or reproductive toxicity.

                "HEDGE AGREEMENTS" has the meaning specified in clause (h) of the definition of "Debt" in this Section 1.1.

                "INDEMNIFIED PARTY" has the meaning specified in Section 8.4(b).

                "INSOLVENCY" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                "INTEREST EXPENSE" means, for any Person for any fiscal period, without duplication, (a) the sum of (i) all interest on Debt that was paid, payable and/or accrued for such fiscal period, (ii) all ongoing commitment fees (such as those payable under Sections 2.3(a) and (b)), letter-of-credit fees and ongoing line-of-credit fees paid, payable and/or accrued for such fiscal period in exchange for a commitment to lend or to issue or maintain a letter of credit and (iii) the aggregate amount payable under all Hedge Agreements for such fiscal period, LESS (b) the sum of (i) all cash interest income for such fiscal period and (ii) the aggregate amount receivable under all Hedge Agreements for such fiscal period.

                "INTEREST PERIOD" means, for each Eurodollar Rate Advance composing part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or on the date of the Conversion of any Reference Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be 1 week or 1, 2, 3 or 6 months, as the Borrower may select upon telephonic notice received by the Administrative Agent not later than 11:00 a.m., Los Angeles time, on the third Business Day before the first day of such Interest Period (such notice to be confirmed by the Borrower's delivery of a Notice of Conversion/Continuation to the Administrative Agent by telecopier by the end of the same Business Day); PROVIDED, HOWEVER, that:

                         (a)        the Borrower may not select any Interest
Period that ends after any principal repayment date unless, after giving effect to such selection, the aggregate principal amount of Reference Rate Advances and Eurodollar Rate Advances having Interest Periods that end on or before such principal repayment date is equal to or greater than the principal amount of Advances due and payable on and before such date;

                         (b)        no more than 10  different  Interest
Periods  may be in effect at any one time under this Agreement;

                         (c)        whenever the last day of any Interest
Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; PROVIDED, HOWEVER, that, if such extension would cause the last day of such Interest Period to occur in the next succeeding calendar month, the last day of such Interest Period shall instead occur on the next preceding Business Day; and

                         (d)        whenever  the first day of any  Interest
Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                "INVESTMENTS" has the meaning specified in Section 5.2(f).

                "ISSUING BANK" means Sanwa, as issuer of a Letter of Credit.

                "LENDERS" means the financial institutions listed on the signature pages hereof and each assignee that becomes a party hereto pursuant to
Section 8.7, including Sanwa in its role as the Issuing Bank.

                "LETTER OF CREDIT" has the meaning specified in Section 2.1.

                "LETTER OF CREDIT AMOUNT" means the stated maximum amount available to be drawn under a particular Letter of Credit.

                "LETTER OF CREDIT REQUEST" means a request for the issuance of a Letter of Credit on the Issuing Bank's standard form, as in effect from time to time, of application and agreement for standby letter of credit.

                "LIEN" means any voluntary or involuntary lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                "LOC DOCUMENTS" has the meaning specified in Section 2.15(d).

                "LTC MORTGAGE" means a mortgage or deed of trust, in form and substance satisfactory to the Administrative Agent in its reasonable discretion, executed by the Borrower or a Subsidiary in favor of the Administrative Agent for the benefit of the Lenders, securing the Obligations of the Borrower under the Credit Documents in accordance with the terms of this Agreement.

                "MATERIAL ADVERSE EFFECT" means a material and adverse effect on
(a) the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any Guarantor to perform its obligations under the Credit Documents to which it is a party or (c) the validity or enforceability of any of the Credit Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder; PROVIDED, HOWEVER, that the sale of assets of one or more Guarantors in accordance with the terms of this Agreement shall not be deemed to cause a Material Adverse Effect.

                "MORTGAGE" means a mortgage, deed of trust or other instrument securing such Mortgage Loan by a first-priority Lien on the related Mortgaged Property. In the case of a Mortgage Loan secured by more than one Mortgage, the term "Mortgage" shall refer to each such Mortgage.

                "MORTGAGED PROPERTY" means, with respect to any Mortgage Loan, any real property comprising a healthcare facility that offers products and services related to long-term healthcare, including a skilled-nursing home, a long-term-care facility, an assisted-living facility and any similar healthcare facility, which interest is (a) owned in fee simple by the obligor on the Mortgage Note evidencing such Mortgage Loan and (b) subject to the Lien of a Mortgage. In the case of any Mortgage Loan evidenced by a Mortgage Note secured by a Mortgage on more than one Mortgaged Property, the term "Mortgaged Property" shall refer to all such Mortgaged Properties.

                "MORTGAGE LOAN" means a loan made by the Borrower to another Person to finance a Mortgaged Property, evidenced by a Mortgage Note secured by a Mortgage, together with any and all rights to payment under such Mortgage Note, under any security agreement or guaranty in respect of such Mortgage Loan or under any other agreement with respect to such Mortgage Loan.

                "MORTGAGE NOTE" means, with respect to any Mortgage Loan, the promissory note(s) and other instrument(s) evidencing the indebtedness of the obligor in respect of such Mortgage Loan.

                "MULTIEMPLOYER PLAN" means a Plan that is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA and subject to Title IV thereof, that
(a) is maintained by the Borrower or
an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (b) was so maintained previously, but is not currently maintained by the Borrower or its ERISA Affiliates, and in respect of which the Borrower or an ERISA Affiliate would still have liability under Section 4063, 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                "NET CASH PROCEEDS" means (a) with respect to any sale, transfer or other disposition of any asset by any Person, the difference between (i) the aggregate amount received by such Person in cash or cash equivalents (including any cash or cash equivalents received by way of deferred payment pursuant to a note receivable, other noncash consideration or otherwise, but only as and when such cash or cash equivalents are so received) in connection with such transaction, minus (ii) the sum of (A) the reasonable and customary fees, commissions and other out-of-pocket expenses incurred and paid or payable by such Person in connection with such transaction, (B) Debt (other than the Advances) required to be paid as a result of such transaction and (C) taxable income attributable to such Person in connection with such transaction; (b) with respect to any sale or issuance of any debt securities or equity interests (including stock, member interests or partnership interests) in any Person, or any warrants, options or other rights to acquire such equity interests (including any convertible securities), by any Person, the amount equal to the difference between (i) the aggregate amount received by such Person in cash or cash equivalents (including any cash or cash equivalents received by way of deferred payment pursuant to a note receivable, other noncash consideration or otherwise, but only as and when such cash or cash equivalents are so received) in connection with such transaction, minus (ii) the reasonable and customary fees, commissions and other out-of-pocket expenses incurred and paid or payable by such Person in connection with such transaction; (c) with respect to any borrowing by any Person, the difference between (i) the aggregate amount received by such Person in cash or cash equivalents in connection with such transaction, minus (ii) the sum of (A) the reasonable and customary fees, commissions and other out-of-pocket expenses incurred and paid or payable by such Person in connection with such transaction, (B) Debt (other than the Advances) required to be paid as a result of such transaction and (C) taxable income attributable to such Person in connection with such transaction; and (d) with respect to any receipt by any Person of a prepayment of Debt owed to such Person, the difference between (i) the aggregate amount received by such Person in cash or cash equivalents in connection with such transaction, minus (ii) the reasonable and customary fees, commissions and other out-of-pocket expenses incurred and paid or payable by such Person in connection with such transaction.

                "NONRECOURSE GUARANTY" means a Nonrecourse Guaranty, in form and substance satisfactory to the Administrative Agent in its reasonable discretion, executed by a Subsidiary in favor of the Administrative Agent and the Lenders.

                "NOTE" means a Revolving Note of the Borrower payable to the order of a Lender, substantially in the form of Exhibit A, evidencing the indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender from time to time.

                "NOTICE OF BORROWING" means a notice from the Borrower to the Administrative Agent substantially in the form of Exhibit B.

                "NOTICE OF CONVERSION/CONTINUATION" means a notice from the Borrower to the Administrative Agent substantially in the form of Exhibit C.

                "OBLIGATION" means, with respect to any Person, any obligation of such Person of any kind, including any obligation to make any payment for any reason, whether or not such obligation is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such obligation is discharged, stayed or otherwise affected by any proceeding referred to in
Section 6.1(e). Without limiting the generality of the foregoing, the Obligations of the Borrower under or in respect of the Credit Documents include
(a) all principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and any other amounts payable by the Borrower under any Credit Document and (b) any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in its sole discretion, elects to pay or advance on behalf of the Borrower after the occurrence and during the continuation of an Event of Default. Upon any payment or advance by the Administrative Agent or any Lender of any amount referred to in the preceding sentence, such amount shall, until repaid by the Borrower, constitute an outstanding Reference Rate Advance for all purposes under this Agreement.

                "OLD REVOLVING CREDIT AGREEMENT" has the meaning set forth in the Recital.

                "OLD TERM LOAN AGREEMENT" has the meaning set forth in the Recital.

                "OPERATOR" means (a) the lessee of any Owned Property or (ii) the mortgagor or lessee of a Mortgaged Property, to the extent such mortgagor or lessee controls the operation of such Mortgaged Property.

                "OTHER TAXES" has the meaning specified in Section 2.13(b).

                "OWNED PROPERTY" means any real property, owned in fee simple by the Borrower or a Subsidiary, comprising (a) a healthcare facility that offers products and services related to long-term healthcare, including a skilled-nursing home, a long-term-care facility, an assisted-living facility and any similar healthcare facility, or (b) an educational or other education-related facility.

                "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                "PERMITTED INVESTMENTS" means investments having a maturity of not greater than 3 months from the date of acquisition thereof in (a) obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America; (b) obligations issued by any state of the United States of America, or any political subdivision or public instrumentality thereof, having, at the time of acquisition, the highest rating obtainable from Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; (c) certificates of deposit and other time deposits (in either case located within the United States of America) (i) of any commercial bank organized under the laws of the United States of America or any state thereof, or under the laws of any other country that is a member of the Organization for Economic Cooperation and Development, and having combined capital and surplus of at least
$1,000,000,000 and (ii) having, at the time of acquisition, a rating of at least "Prime-1" by Moody's Investors Service, Inc. or "A-1" by Standard &
Poor's Ratings Group; (d) commercial paper with a rating of at least
"Prime-l" by Moody's Investors Service, Inc. or "A-l" by Standard & Poor's Ratings Group; (e) repurchase agreements with respect to any of the investments permitted under the foregoing clauses (a) through (d); (f) institutional money-market funds organized by a Lender under the laws of the United States of America or any state thereof that invest solely in any of the investments permitted under the foregoing clauses (a) through (e); or (g) other investments agreed to from time to time between the Borrower and the Administrative Agent.

                "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding has been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.1(c); (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue or that are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, rights of way and other encumbrances on title to real property that do not materially and adversely affect the value of such property or the use of such property for its present purposes; (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business;
(f) Liens in favor of the United States of America for amounts paid to the Borrower or any Subsidiary as progress payments under government contracts entered into by it; and (g) attachment, judgment and other similar Liens arising in connection with court, reference or arbitration proceedings, provided that the same have been in existence less than 20 days, that the same have been discharged or that execution or enforcement thereof has been stayed pending appeal.

                "PERSON" means an individual, a partnership, a limited liability company, a corporation, a business trust, a trust, an unincorporated association, a joint venture or any other entity, including any Governmental Person.

                "PLAN" means, at any time, an employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

                "PRICING LEVEL" means Pricing Level 1, Pricing Level 2, Pricing Level 3 or Pricing Level 4.

                "PRICING LEVEL 1" means the Pricing Level that applies to each Eurodollar Rate Advance, Letter of Credit and unused Commitment from and after the fifth Business Day after the date of receipt by the Lender that is also the Administrative Agent of a Compliance Certificate pursuant to Section 5.1(a)(v) if the Funded Debt Ratio as of the end of the fiscal quarter ended immediately before that date was less than or equal to 0.485, as demonstrated by that Compliance Certificate.

                "PRICING LEVEL 2" means the Pricing Level that applies to each Eurodollar Rate Advance, Letter of Credit and unused Commitment from and after the fifth Business Day after the date of receipt by the Lender that is also the Administrative Agent of a Compliance Certificate pursuant to Section 5.1(a)(v) if the Funded Debt Ratio as of the end of the fiscal quarter ended immediately before that date was greater than 0.485 but less than or equal to 0.735, as demonstrated by that schedule.

                "PRICING LEVEL 3" means the Pricing Level that applies to each Eurodollar Rate Advance, Letter of Credit and unused Commitment from and after the fifth Business Day after the date of receipt by the Lender that is also the Administrative Agent of a Compliance Certificate pursuant to Section 5.1(a)(v) if the Funded Debt Ratio as of the end of the fiscal quarter ended immediately before that date was greater than 0.735 but less than or equal to 0.860, as demonstrated by that schedule.

                "PRICING LEVEL 4" means the Pricing Level that applies to each Eurodollar Rate Advance, Letter of Credit and unused Commitment from and after the fifth Business Day after the date of receipt by the Lender that is also the Administrative Agent of a Compliance Certificate pursuant to Section 5.1(a)(v) if the Funded Debt Ratio as of the end of the fiscal quarter ended immediately before that date was greater than 0.860, as demonstrated by that schedule.

                "REFERENCE RATE" means the variable rate of interest PER ANNUM announced by Sanwa from time to time as its "reference rate." Such "reference rate" is set by Sanwa as a general reference rate of interest, taking into account such factors as Sanwa may deem appropriate, it being understood that many of Sanwa's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that Sanwa may make various commercial or other loans at rates of interest having no relationship to such rate. For purposes of this Agreement, each change in the Reference Rate shall be effective as of the opening of business on the date announced as the effective date of any change in such "reference rate."

                "REFERENCE RATE ADVANCE" means an Advance that bears interest by reference to the Reference Rate.

                "REGISTER" has the meaning specified in Section 8.7(c).

                "REIT" means a "real estate investment trust" (as defined in the Code) formed and operated in compliance with the Code.

                "RELEASE OF CLAIMS" means the Release of Claims dated the Closing Date executed by the Borrower and its Subsidiaries in favor of the Lenders and the Administrative Agent.

                "REMIC" means a "real estate mortgage investment conduit" (as defined in the Code) formed and operated in compliance with the Code.

                "REMIC CERTIFICATE" means a certificate issued by or on behalf of any REMIC formed by the Borrower or any Subsidiary representing an interest in a mortgage loan portfolio held by or on behalf of such REMIC.

                "REMIC PROPERTY" means any real property, securing a pooled mortgage loan underlying one or more REMIC Certificates held by the Borrower or any Subsidiary, comprising a healthcare facility that offers products and services related to long-term healthcare, including a skilled-nursing home, a long-term-care facility, an assisted-living facility and any similar healthcare facility.

                "REORGANIZATION" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                "REPORTABLE EVENT" means any of the events set forth in
Section 4043(c) of ERISA, other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 4043.

                "REQUIRED LENDERS" means at any time Lenders owed at least 66-2/3% of the then aggregate unpaid principal amount of the Advances owing to the Lenders or, if no such principal amount is then outstanding, Lenders having at least 66-2/3% of the Commitments under all of the Facilities.

                "SANWA" means Sanwa Bank California, acting in its individual capacity.

                "SEC" means the Securities and Exchange Commission of the United States of America.

                "SECURITY AGREEMENT" means a Security Agreement, in form and substance satisfactory to the Administrative Agent in its reasonable discretion, executed by the Borrower in favor of the Administrative Agent (or, at the option of the Administrative Agent, an independent collateral agent) for the benefit of the Lenders.

                "SENIOR DEBT" means all unsubordinated Debt of the Borrower and its Subsidiaries on a Consolidated basis, excluding nonrecourse Debt secured by a Lien on real property.

                "SIGNIFICANT SUBSIDIARY" means a Subsidiary that has Tangible Net Worth of at least $2,500,000, but excluding LTC REMIC Corp., a Delaware corporation, and LTC REMIC IV Corp., a Delaware corporation.

                "SINGLE EMPLOYER PLAN" means any Plan that is covered by Title IV of ERISA but is not a Multiemployer Plan.

                "SOLVENT" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

                "SUBORDINATED CREDITOR" means a creditor of the Borrower that has entered into a Subordination Agreement.

                "SUBORDINATED DEBT" means (a) the Borrower's 8.50% Convertible Subordinated Debentures due January 1, 2001 in the original principal amount of $51,500,000, (b) the Borrower's 8.25% Convertible Subordinated Debentures due July 1, 2001 in the original principal amount of $30,000,000, (c) the Borrower's 7.75% Convertible Subordinated Debentures due January 1, 2002 in the original principal amount of $30,000,000 and (d) any other Debt of the Borrower that is subordinated to the Debt of the Borrower under the Credit Documents pursuant to a Subordination Agreement.

                "SUBORDINATION AGREEMENT" means an agreement, in form and substance satisfactory to the Administrative Agent in its reasonable discretion, pursuant to which Debt of the Borrower is subordinated to the Debt of the Borrower under the Credit Documents.

                "SUBSIDIARY" means, as to any Person, any corporation, limited liability company, partnership, joint venture or other entity of which (a) a majority of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or Persons performing similar functions (irrespective of whether at the time other such capital stock or interests have or might have voting power upon the occurrence of a contingency) or (b) a majority of the interests in the capital or profits of which is at the time directly or indirectly owned by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. Unless otherwise specified herein, "Subsidiary" means a Subsidiary of the Borrower.

                "SYNDICATION AGENT" has the meaning specified in the recital of parties to this Agreement.

                "TANGIBLE NET WORTH" means, for any Person as of any date of determination, the amount determined in accordance with the following: (a) shareholders' equity, minus (b) the sum of (i) the cost of treasury shares plus (ii) the book value of all assets that should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including debt-issuance costs, unamortized costs of securitization, unrealized gain or loss on mortgage-backed securities, goodwill, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, and any writeup in the book value of assets resulting from a revaluation of such assets after the Closing Date, minus (c) all amounts (without duplication) due from current and former officers, directors, consultants and employees.

                "TAXABLE INCOME CERTIFICATE" means an appropriately completed certificate of an Authorized Officer substantially in the form of Exhibit H.

                "TAXES" has the meaning specified in Section 2.13(a).

                "TOTAL INVESTMENT" means, as of any date of determination, with respect to specified Mortgage Loans and Owned Properties, and specified pooled mortgage loans underlying REMIC Certificates, held by the Borrower and/or its Subsidiaries, the sum of (a) the aggregate unpaid principal amount of such Mortgage Loans plus (b) the aggregate amount of Book Value and depreciation of such Owned Properties plus (c) the aggregate unpaid principal balance of such pooled mortgage loans (other than any such mortgage loans payable by the Borrower or a Subsidiary to the applicable REMIC or a Person acting on behalf of such REMIC).

                "TYPE" refers to the distinction between Advances bearing interest by reference to the Reference Rate and Advances bearing interest by reference to the Eurodollar Rate.

      SECTION 1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

      SECTION 1.3 INTERPRETATION. In this Agreement the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible, visible form; the words "including," "includes" and "include" are deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), recitals, exhibits, annexes and schedules are to those of this Agreement unless otherwise indicated; references to agreements and other contractual instruments are deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement; and references to Persons include their respective permitted successors and assigns.

                                   ARTICLE 2.
               AMOUNTS AND TERMS OF ADVANCES AND LETTERS OF CREDIT

      SECTION 2.1 COMMITMENTS. Each Lender agrees severally, on the terms and conditions contained in this Agreement, to extend credit to the Borrower from time to time from the Closing Date to the Commitment Termination Date by making funded advances to the Borrower (each an "ADVANCE") pursuant to
Section 2.2 and participating in standby letters of credit issued for the account of the Borrower (each a "LETTER OF CREDIT") pursuant to Section 2.15, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.7(c); PROVIDED, HOWEVER, that the sum of (a) the aggregate principal amount of all Advances outstanding, (b) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (c) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed at any time the lesser of the Borrowing Base and the Aggregate Commitment; FURTHER PROVIDED, HOWEVER, that the sum of (a) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (b) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed $15,000,000 at any time; and FURTHER PROVIDED, HOWEVER, that on the Closing Date all "Loans" and "Letters of Credit" outstanding under the Old Revolving Credit Agreement and all "Loans" outstanding under the Old Term Loan Agreement shall be deemed to be Advances and Letters of Credit, as applicable, outstanding under this Agreement (said agreement by each Lender, subject to the foregoing provisos and to the provisions of Sections 2.4 and 2.5, herein called such Lender's "COMMITMENT"). Within the limits of each Lender's Commitment, the Borrower may borrow under Section 2.2, have Letters of Credit issued for the Borrower's account under Section 2.15, prepay Advances under Section 2.7, reborrow under Section 2.2, and have additional Letters of Credit issued for the Borrower's account under Section 2.15 after the expiration of previously issued Letters of Credit.

      SECTION 2.2   MAKING ADVANCES.

                (a) Except as otherwise provided in Section 2.15, each Borrowing shall be made on notice from the Borrower to the Administrative Agent given not later than 9:00 a.m., Los Angeles time, (i) in the case of a Borrowing composed of Reference Rate Advances, on the date of the proposed Borrowing or (ii) in the case of a Borrowing composed of Eurodollar Rate Advances, on the third Business Day before the date of the proposed Borrowing. The Administrative Agent shall give each Lender prompt notice by telecopier of each such notice of a Borrowing. Each such notice of a Borrowing shall be by telephone confirmed, by the end of the same Business Day, by the Borrower's delivery of a Notice of Borrowing to the Administrative Agent by telecopier and shall specify therein the requested
(i) date of such Borrowing, which shall be a Business Day, (ii) Type of Advances composing such Borrowing, (iii) aggregate amount of such Borrowing and (iv) in the case of a Borrowing composed of Eurodollar Rate Advances, initial Interest Period for such Advances. Each Lender will, before 12:00 noon, Los Angeles time, on the date of such Borrowing, make available to the Administrative Agent at the Administrative Agent's Account, in immediately available funds, such Lender's ratable portion of such Borrowing for the account of such Lender's Applicable Lending Office. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account.

                (b) Notwithstanding anything in Section 2.2(a) to the contrary, the Borrower may not select Eurodollar Rate Advances for any Borrowing if (i) the aggregate amount of such Borrowing is less than $5,000,000, (ii) the obligation of the Lenders to make Eurodollar Rate Advances is then suspended pursuant to Section 2.11 or (iii) after giving effect to such Borrowing, the aggregate number of different Interest Periods for outstanding Eurodollar Rate Advances under this Agreement is greater than 10 (provided that, for purposes of this clause (iii),

Interest Periods of the same duration but commencing on different dates shall be treated as different Interest Periods).

                (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be composed of Eurodollar Rate Advances, the Borrower will indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date specified in such Notice of Borrowing, the applicable conditions set forth in Article 3, including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                (d) Unless the Administrative Agent receives notice from a Lender before the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.2(a), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender does not make such ratable portion available to the Administrative Agent, such Lender and the Borrower agree severally to repay such corresponding amount to the Administrative Agent forthwith on demand, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances composing such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender repays to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

                (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

      SECTION 2.3   FEES.

                (a) The Borrower will pay to the Administrative Agent for the account of the Lenders, ratably in accordance with their respective Commitments, a fee on the average daily amount by which the Aggregate Commitment exceeds the sum of (i) the aggregate principal amount of all Advances outstanding, (ii) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (iii) the aggregate amount of unreimbursed drawings under all Letters of Credit, from the Closing Date until the Commitment Termination Date, at a rate PER ANNUM equal at all times to the Applicable Unused-Commitment Fee Rate in effect from time to time, payable quarterly in arrears (with respect to each calendar quarter) within 3 Business Days after the last day of each March, June, September and December, commencing with December of 2000, and on the Commitment Termination Date; PROVIDED, HOWEVER, that, for any partial fee-payment period before the Closing Date, the Borrower shall not be required to pay a fee as provided above and instead will pay the fee as provided in Section 2.10 of the Old Revolving Credit Agreement.

                (b) The Borrower will pay to the Administrative Agent for the account of the Lenders, ratably in accordance with their respective Commitments, a fee on the Letter of Credit Amount of each Letter of Credit outstanding from time to time, from the date of issuance of such Letter of Credit until such Letter of Credit has terminated, at a rate PER ANNUM equal at all times to the Applicable LOC Rate in effect from time to time, payable quarterly in arrears (with respect to each calendar quarter) within 3 Business Days after the last day of each March, June, September and December, commencing with December of 2000, and on the Commitment Termination Date; PROVIDED, HOWEVER, that, for any partial fee-payment period before the Closing Date, the Borrower shall not be required to pay a fee as provided above and instead will pay the fee as provided in Section 2.3(v)(a) of the Old Revolving Credit Agreement.

                (c) On October 2, 2002 the Borrower will pay to the Administrative Agent for the account of the Lenders, ratably in accordance with their respective Commitments, a commitment fee in the amount equal to 4% of the Aggregate Commitment in effect on that date.

                (d) On October 2, 2002, the Lenders will receive, ratably in accordance with their respective Commitments, 20,000 book value units ("BVUS") for each $1,000,000 of Aggregate Commitment (or portion thereof) in effect on that date. Such BVUs shall be evidenced by certificates, payable to each Lender and substantially in the form of Exhibit I, delivered by the Borrower to the Administrative Agent on such date. On the later of December 1, 2004 and the fifteenth day after the day on which the Borrower's report on Form 10-Q for its third fiscal quarter of 2004 is filed with the SEC, the Borrower will redeem such BVUs by paying to the Administrative Agent for the account of the Lenders, ratably in accordance with the number of BVUs held thereby, the amount equal to the product of (i) the aggregate number of BVUs received by the Lenders on October 2, 2002 times (ii) the difference between
(A) the amount, if any, by which the Book Value per Common Share as of September 30, 2004 exceeds the Book Value per Common Share as of September 30, 2000 minus (B) $2.00. The Borrower's obligation to make such payment, if any, shall survive the payment of all other obligations of the Borrower under this Agreement and the termination of this Agreement, and the foregoing provisions (including the $2.00 amount specified in the preceding sentence) shall be adjusted appropriately to avoid dilution caused by stock splits and stock dividends.

                (e) The Borrower will pay to the Issuing Bank for its own account such fees (in addition to those specified in Section 2.3(b)) and charges as are generally associated with letters of credit, in accordance with the Issuing Bank's standard internal charge guidelines.

                (f) The Borrower will pay to the Administrative Agent for the account of the Administrative Agent, the Syndication Agent and the Documentation Agent such fees as are specified in the Engagement Letter.

      SECTION 2.4 OPTIONAL REDUCTION OF COMMITMENTS. The Borrower shall have the right, upon at least 1 Business Day's prior written notice to the Administrative Agent, to terminate permanently in whole or reduce permanently in part the unused portion of the Aggregate Commitment, ratably among the Lenders in accordance with their respective Commitments; PROVIDED, HOWEVER, that each partial reduction shall be in the aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof.

      SECTION 2.5   MANDATORY REDUCTION OF COMMITMENTS.

                (a) On each date specified in Schedule 2, the Aggregate Commitment shall be automatically and permanently reduced, ratably among the Lenders in accordance with their respective Commitments, to the amount set forth opposite such date, but only if and to the extent that the Aggregate Commitment has not previously been reduced to such amount or less pursuant to
Section 2.4, 2.5(b) or 2.5(c).

                (b) If and to the extent that any prepayment of Advances is made pursuant to Section 2.8(c) (whether or not such prepayment exceeds the aggregate principal amount of Advances then outstanding), the Aggregate Commitment shall be automatically and permanently reduced, ratably among the Lenders in accordance with their respective Commitments, by the amount equal to the amount of such prepayment.

                (c) On each date on which the Borrower or any Subsidiary receives any discount upon the prepayment of any Debt, the Aggregate Commitment shall be automatically and permanently reduced, ratably among the Lenders in accordance with their respective Commitments, by the amount equal to the amount of such discount.

      SECTION 2.6 REPAYMENT. The Borrower will repay the outstanding principal amount of the Advances in full on the Commitment Termination Date.

      SECTION 2.7 OPTIONAL PREPAYMENTS. The Borrower may, upon at least 1 Business Day's notice to the Administrative Agent in the case of a Reference Rate Advance and upon at least 3 Business Days' notice to the Administrative Agent in the case of a Eurodollar Rate Advance, in either case stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower will on such proposed date, prepay the outstanding principal amount of the Advances in whole or in part in the aggregate amount stated in such notice, without penalty or premium, together with accrued interest to the date of such prepayment on the principal amount prepaid; PROVIDED, HOWEVER, that each partial prepayment shall be in the aggregate principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof. Any prepayment of a Eurodollar Rate Advance made other than on the last day of an Interest Period therefor shall be subject to the provisions of Section 8.4(c).

      SECTION 2.8   MANDATORY PREPAYMENTS.

(a) If at any time (i) the sum of (A) the aggregate principal amount of all Advances outstanding, (B) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (C) the aggregate amount of unreimbursed drawings under all Letters of Credit exceeds (ii) the lesser of the Aggregate Commitment and the Borrowing Base for any reason, the Borrower will immediately, without any notice or request by the Administrative Agent or any

Lender, prepay the Advances and/or such unreimbursed drawings in the aggregate amount equal to the amount of such excess or, if no Advances or unreimbursed drawings under Letters of Credit are then outstanding, deposit with the Administrative Agent cash collateral in the amount equal to the amount of such excess.

                (b) If at any time (i) the sum of (A) the aggregate Letter of Credit Amount of all Letters of Credit outstanding plus (B) the aggregate amount of unreimbursed drawings under all Letters of Credit exceeds (ii) $15,000,000 for any reason, the Borrower will immediately deposit with the Administrative Agent cash collateral in the amount equal to the amount of such excess.

                (c) The Borrower will, as promptly as practicable but in any event within 3 Business Days after each date of receipt by the Borrower or any Subsidiary of (i) Net Cash Proceeds from the sale, transfer or other disposition by the Borrower or any Subsidiary of any asset constituting Collateral (or any asset that would constitute Collateral but for the fact that there is no Lien thereon in favor of the Administrative Agent although required by the terms of this Agreement) or any other asset of the Borrower, provided that such other asset is disposed of in a transaction or related transactions whose aggregate consideration is at least $250,000, (ii) Net Cash Proceeds from the sale or issuance of any debt securities of or equity interest in the Borrower or any Subsidiary or any warrants, options or other rights to acquire any such equity interest, (iii) Net Cash Proceeds from any borrowing by the Borrower (other than under this Agreement) or any Subsidiary, (iv) Net Cash Proceeds from the prepayment of any Debt owed to the Borrower or any Subsidiary (other than any such Debt that is being refinanced or that is permitted pursuant to Section 5.2(b)(ix) or 5.2(f)(ii)) or (v) insurance or condemnation proceeds from any casualty or condemnation in respect of any Owned Property (unless the Borrower or such Subsidiary, as applicable, is legally obligated to apply such proceeds to reconstruction of such Owned Property), prepay an aggregate principal amount of Advances composing part of the same Borrowings and/or unreimbursed drawings under Letters of Credit, or, if no Advances or unreimbursed drawings under Letters of Credit are then outstanding, deposit with the Administrative Agent cash collateral in the amount, equal to 80% or, if the Aggregate Commitment has been reduced to $145,000,000 or less before such date, 50% of the amount of the applicable Net Cash Proceeds or insurance or condemnation proceeds.

                (d) All prepayments under this Section 2.8 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

      SECTION 2.9   INTEREST.

                (a) The Borrower will pay interest on the unpaid principal amount of each Advance, from the date of such Advance until such principal amount is paid in full, (i) during such periods as such Advance is a Reference Rate Advance, at the Reference Rate in effect from time to time, payable monthly in arrears on the first Business Day of each calendar month during such periods and on the date on which such Reference Rate Advance is Converted or paid in full, and (ii) during such periods as such Advance is a Eurodollar Rate Advance, at a rate PER ANNUM equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Eurodollar Margin in effect form time to time, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than 3 months, on each day that occurs during such Interest Period every 3 months from the first day of such Interest Period; PROVIDED, HOWEVER, that, for any partial interest-payment period before the Closing Date, the Borrower shall not be required to pay interest as provided above and instead will pay interest as provided in Section 2.16 of the Old Revolving Credit Agreement or Section
2.13 of the Old Term Loan Agreement, as applicable.

                (b) Upon the occurrence and during the continuation of any Event of Default, the Borrower will pay interest on the unpaid principal amount of each Advance at a rate PER ANNUM equal at all times to the sum of the Reference Rate in effect from time to time plus 2% PER ANNUM, payable on demand by the Administrative Agent.

      SECTION 2.10  CONVERSION OF ADVANCES.

                (a) The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 12:00 noon, Los Angeles time, on the third Business Day before the date of the proposed Conversion, subject to the provisions of Section 2.11, Convert all or any portion of the Advances of one Type composing the same Borrowing into Advances of the other Type; PROVIDED, HOWEVER, that any Conversion of Eurodollar Rate Advances into Reference Rate Advances shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Reference Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.2(b), and no Conversion of any Advances shall result in more different Interest Periods for outstanding Eurodollar Rate Advances than permitted under Section 2.2(b). Each such notice of Conversion shall be by telephone confirmed, by the end of the same Business Day, by the Borrower's delivery of a Notice of Conversion/Continuation to the Administrative Agent by telecopier and, within the restrictions specified above, shall specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                (b) On any day on which the aggregate unpaid principal amount of Eurodollar Rate Advances composing any Borrowing is reduced, by payment, prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Reference Rate Advances.

                (c) If the Borrower fails to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.1, the Administrative Agent will forthwith so notify the Borrower and the Lenders, whereupon each such Eurodollar Rate Advance shall automatically, on the last day of the then existing Interest Period therefor, be Converted into a Reference Rate Advance.

                (d) Upon the occurrence and during the continuation of any Default, (i) each Eurodollar Rate Advance shall automatically, on the last day of the then existing Interest Period therefor, Convert into a Reference Rate Advance, and (B) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

     SECTION 2.11  INCREASED COSTS, ETC.

             (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any Governmental Rule or (ii) compliance with any guideline or request from any Governmental Person (whether or not having the force of law), in any case introduced or changed after the date hereof, there is an increase in the cost to any Lender of agreeing to make, making, funding or maintaining any Eurodollar Rate Advance, then the Borrower will from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

             (b) If any Lender determines (i) that compliance with any Governmental Rule or any guideline or request from any Governmental Person (whether or not having the force of law) introduced or changed after the date hereof affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and
(ii) that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend or Advances hereunder and other commitments or loans of a similar type or upon the issuance of or participation in the Letters of Credit or similar contingent obligations, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower will pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend or Advances hereunder or to the issuance of or participation in any Letters of Credit. A certificate as to such amounts, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

             (c) If, with respect to any Eurodollar Rate Advance, any Lender notifies the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advance will not adequately reflect the cost to such Lender of making, funding or maintaining such Eurodollar Rate Advance, then the Administrative Agent will forthwith so notify the Borrower, whereupon (i) such Eurodollar Rate Advance shall automatically, on the last day of the then existing Interest Period therefor, Convert into a Reference Rate Advance, and
(ii) the obligation of such Lender to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent notifies the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

             (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any Governmental Rule makes it unlawful, or any Governmental Person asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each affected Eurodollar Rate

Advance of such Lender shall automatically, upon such demand, Convert into a Reference Rate Advance, and (ii) the obligation of such Lender to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent notifies the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

             (e) If, after the date hereof, any change in any Governmental Rule or in the interpretation thereof by any Governmental Person charged with the administration thereof either (i) imposes, modifies or deems applicable any reserve, special-deposit or similar requirement against letters of credit or guaranties issued by, or assets held by, or deposits in or for the account of, the Issuing Bank or any Lender or (ii) imposes on the Issuing Bank or any Lender any other condition regarding this Agreement, such Lender or any Letter of Credit, and the result of any event referred to in the preceding clause (i) or (ii) is to increase the cost to the Issuing Bank of issuing or maintaining any Letter of Credit or to any Lender of participating therein, then, upon demand by the Issuing Bank or such Lender, as applicable (with a copy of such demand to the Administrative Agent), the Borrower will pay to the Administrative Agent for the account of the Issuing Bank or such Lender, as applicable, from time to time as specified by the Issuing Bank or such Lender, as applicable, additional amounts sufficient to compensate the Issuing Bank or such Lender, as applicable, for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by the Issuing Bank or such Lender, as applicable, shall be conclusive and binding for all purposes, absent manifest error.

             (f) If the Borrower becomes obligated to pay to any Lender (other than Sanwa) any amount pursuant to this Section 2.11 or Section 2.13 or if any Lender requests that its Eurodollar Rate Advances be converted into Reference Rate Advances pursuant to Section 2.11(c), then the Borrower may, so long as no Default has occurred and is continuing, replace such Lender with a Person that is an Eligible Assignee and that complies with the provisions of Section 8.7; PROVIDED, HOWEVER, that the Borrower shall not make any payment of principal or interest to such Lender in connection with the replacement of such Lender.

     SECTION 2.12  PAYMENTS AND COMPUTATIONS.

             (a) The Borrower will make each payment hereunder not later than 12:00 noon, Los Angeles time, on the day when due, in U.S. dollars and immediately available funds, to the Administrative Agent at the Administrative Agent's Account. The Administrative Agent will promptly thereafter cause to be distributed (i) like funds relating to the payment of principal, interest or fees ratably (other than any payments pursuant to Section 2.3(e), 2.3(f), 2.11(a), 2.11(b), 2.11(e) or 2.13 and payments to the
Issuing Bank in respect of Letters of Credit) to the Lenders for the account of their Applicable Lending Offices and (ii) like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.7(d), from and after the effective date of such Assignment and Acceptance the Administrative Agent will make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance will make directly between themselves all appropriate adjustments in such payments for periods before such effective date.

             (b) All computations of interest and fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable; PROVIDED, HOWEVER, that computations of interest on Reference Rate Advances shall be made on the basis of a year of 365 or 366 days, as applicable. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

             (c) Whenever any payment hereunder is stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be; PROVIDED, HOWEVER, that, if such extension would cause payment of interest on or principal of any Eurodollar Rate Advances to be made in the next succeeding calendar month, such payment shall instead be made on the next preceding Business Day.

             (d) Unless the Administrative Agent receives notice from the Borrower before the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent that the Borrower does not make such payment in full to the Administrative Agent, each such Lender will repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest thereon for each day from the date on which such amount is distributed to such Lender until the date on which such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

     SECTION 2.13  TAXES.

             (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and (ii) in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower is required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender or the Administrative

Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (B) the Borrower will make such deductions, and (C) the Borrower will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

             (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "OTHER TAXES").

             (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

             (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent upon request thereby, at its address referred to in Section 8.2, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder, the Borrower will furnish to the Administrative Agent, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Administrative Agent, in either case stating that such payment is exempt from or not subject to Taxes, PROVIDED, HOWEVER, that such certificate or opinion need only be given if (i) the Borrower makes any payment from any account located outside the United States or (ii) the payment is made by a payor that is not a United States Person. For purposes of this Section 2.13 the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the respective meanings set forth in Section 7701 of the Code.

             (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.13 shall survive the payment in full of principal and interest hereunder.

             (f) Each Lender organized under the laws of a jurisdiction outside the United States of America, on or before the date of its execution and delivery of this Agreement in the case of each initial Lender hereunder and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, to the extent it can lawfully do so will provide the Borrower and the Administrative Agent a completed Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States of America is a party that reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States of America. On or before the date that any such form or certification expires or becomes obsolete and promptly after the occurrence of any event requiring a change in the most recent form previously delivered by any such Lender to the Borrower and the Administrative Agent, such Lender will deliver to the Borrower and the Administrative Agent a completed and appropriate new form.

             (g) Each Lender organized under the laws of a jurisdiction outside the United States of America that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that cannot comply with the requirements of Section 2.13(f) above (i) represents to the Borrower and the Administrative Agent that it is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and (ii) on or before the date of its execution and delivery of this Agreement in the case of each initial Lender hereunder and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, will provide the Borrower and the Administrative Agent a certificate, in form and substance satisfactory thereto, and a completed Internal Revenue Service Form W-8BEN, or any successor form prescribed by the Internal Revenue Service, certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States of America. On or before the date that any such form or certification expires or becomes obsolete and promptly after the occurrence of any event requiring a change in the most recent form previously delivered by any such Lender to the Borrower and the Administrative Agent, such Lender will deliver to the Borrower and the Administrative Agent a completed and appropriate new form.

     SECTION 2.14 SHARING OF PAYMENTS, ETC. If any Lender obtains any payment (whether voluntary, involuntary or otherwise) on account of the Advances owing to it (other than payments pursuant to Section 2.3(e), 2.3(f), 2.11(a), 2.11(b), 2.11(e) or 2.13 and payments to the Issuing Bank in respect of Letters of Credit) in excess of its ratable share of payments on account of the Advances obtained by all of the Lenders, then such Lender will forthwith purchase from the other Lenders such participations in the Advances owing to them as necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded, and such Lender will repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this
Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     SECTION 2.15  LETTERS OF CREDIT.

             (a) The Borrower may request the issuance of Letters of Credit, from time to time from and including the Closing Date to but excluding the 14th Business Day before the Commitment Termination Date, by giving the Issuing Bank a Letter of Credit Request at least 3 Business Days before the requested date of issuance (which shall be a Business Day) of each

Letter of Credit. Any Letter of Credit Request received by the Issuing Bank later than 11:00 a.m., Los Angeles time, shall be deemed to have been received on the next Business Day. Each Letter of Credit Request shall be delivered by telecopier, shall be signed by an Authorized Officer, shall be irrevocable and shall be effective upon receipt by the Issuing Bank. Upon fulfillment of the applicable conditions set forth in Article 3, the Issuing Bank will issue the requested Letter of Credit. No Letter of Credit shall have (i) an initial Letter of Credit Amount of less than $500,000 or (ii) an expiration date later than the earlier of (A) the date that is 1 year after the date of issuance of such Letter of Credit and (B) the 7th Business Day before the Commitment Termination Date. The terms of this Agreement shall take precedence if there is any inconsistency between such terms and those of any Letter of Credit Request.

             (b) Immediately upon the issuance of each Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Issuing Bank, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement in respect thereof in an amount equal to the product of (i) a fraction the numerator of which is the amount of the Commitment of such Lender and the denominator of which is the aggregate amount of all of the Commitments and
(ii) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). The Issuing Bank will promptly notify each Lender of the issuance of each Letter of Credit, the initial Letter of Credit Amount of each Letter of Credit, any change in the face amount or expiration date of any Letter of Credit and the cancellation or other termination of each Letter of Credit, and the Issuing Bank will promptly notify the Borrower and each Lender of any drawing under a Letter of Credit; PROVIDED, HOWEVER, that the Issuing Bank's failure to do any of the foregoing shall not affect the Borrower's or any Lender's obligations hereunder.

             (c) The reimbursement by the Borrower of any payment of a drawing under a Letter of Credit shall first be made by application of any cash collateral held by the Administrative Agent with respect to such Letter of Credit. After any such cash collateral has been applied, the payment by the Issuing Bank of any drawing under a Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Reference Rate Advance in the amount of such drawing (but without any requirement of compliance with the conditions set forth in Article 3). In the event that any such Reference Rate Advance is not repaid by the Borrower by 12:00 noon, Los Angeles time, on the day of the related payment by the Issuing Bank of a drawing under a Letter of Credit, the Issuing Bank will promptly notify the Administrative Agent and each other Lender. Each such Lender will, on the day of such notification (or, if such notification is not given by 1:00 p.m., Los Angeles time, on such day, then on the next succeeding Business Day), make a Reference Rate Advance, which shall be used to repay the applicable portion of the Issuing Bank's Reference Rate Advance with respect to such Letter of Credit drawing, in the amount equal to the amount of such Lender's participation in such drawing (but without any requirement for compliance with the applicable conditions set forth in Article 3) and will make available to the Administrative Agent for the account of the Issuing Bank by deposit to the Administrative Agent's Account, in immediately available funds, the amount of such Reference Rate Advance. In the event that any Lender fails to make available to the Administrative Agent for the account of the Issuing Bank the amount of such Reference Rate Advance, the Issuing Bank shall be entitled to recover such amount on demand from such Lender, together with interest thereon at the Federal Funds Rate.

             (d) The obligations of the Borrower under this Agreement, any Letter of Credit Request and any other agreement or instrument relating to any Letter of Credit (collectively the "LOC DOCUMENTS") shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of the LOC Documents under all circumstances, including the following circumstances:

                   (i)   any lack of validity or enforceability of any LOC
Document;

                   (ii) the existence of any claim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or transferee of a Letter of Credit (or any Person for whom any such beneficiary or transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the LOC Documents or any unrelated transaction;

                   (iii) any document presented under a Letter of Credit, or any statement therein, proving to be forged, fraudulent, invalid or insufficient in any respect; or any statement therein being untrue or inaccurate in any respect;

                   (iv) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit;

                   (v) any exchange, release or nonperfection of any collateral, or any release, amendment or waiver of, or consent to departure from, any guaranty, for any or all of the Obligations of the Borrower in respect of the Letters of Credit; or

                   (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

             (e) The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for (i) the use that may be made of any Letter of Credit or any act or omission of any beneficiary or transferee in connection therewith, (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged,
(iii) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit, or (iv) any other circumstance whatsoever in making or failing to make payment under any Letter of Credit; PROVIDED, HOWEVER, that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (A) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of such Letter of Credit or
(B) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept any document that appears on its face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                                  ARTICLE 3.
                              CONDITIONS OF LENDING

     SECTION 3.1 CONDITIONS PRECEDENT TO EFFECTIVENESS. The effectiveness of this Agreement is subject to the Borrower's payment to the Administrative Agent for the account of the Lenders, ratably in accordance with their respective Commitments, of an amendment fee of $1,850,000, to the Borrower's payment to the Administrative Agent for the account of the Administrative Agent, the Syndication Agent and the Documentation Agent of all accrued fees and expenses of such agents (as provided in Section 8.4 or in the Engagement Letter, including the accrued fees and disbursements of legal counsel to the Administrative Agent, the Syndication Agent and the Documentation Agent and of the financial consultant to the Administrative Agent, provided that the fees and disbursements of such financial consultant through the date hereof shall be limited to $75,000) and to the Administrative Agent's receipt of the following, each dated the effective date of this Agreement (unless otherwise specified), in form and substance satisfactory to the Administrative Agent in its reasonable discretion and in the number of originals requested by the Administrative Agent:

             (a) this Agreement, duly executed by the Borrower and the Lenders;

             (b)   the Notes, duly executed by the Borrower;

             (c) the Release of Claims, duly executed by the Borrower and by the Guarantors named as such in the definition of "Guarantors" in Section 1.1;

             (d) Guaranties, duly executed by the Guarantors named as such in the definition of "Guarantors" in Section 1.1;

             (e) a Borrowing Base Certificate as of September 30, 2000, duly executed by an Authorized Officer;

             (f) a Collateral Valuation Certificate as of September 30, 2000, which shall assume that the Borrower has already complied with Section 3.4, duly executed by an Authorized Officer and showing a ratio of the Collateral Value to the Aggregate Commitment of at least 1.82 to 1.00;

             (g) certificates of the appropriate Governmental Persons, dated reasonably near the Closing Date, certifying (A) that the articles of incorporation of each of the Borrower and the Guarantors, including all amendments thereto, attached to such certificates are correct and that such amendments are the only such amendments on file with such Governmental Person and (B) that each of the Borrower and the Guarantors is in good standing to do business in the state of its incorporation and, in the case of the Borrower, in California;

             (h) a certificate of the Chief Executive Officer or Chief Financial Officer, and the Secretary or an Assistant Secretary, of each of the Borrower and the Guarantors certifying (A) that there has been no amendment to such company's articles of incorporation since the date of the certification with respect thereto referred to in Section 3.1(g), (B) that such company is in good standing to do business in the state of its incorporation and in each other state where the nature of its business requires it to be qualified to do business, (C) that the copy of such company's bylaws attached to such certificate is correct and complete and that such bylaws are in full force and effect, (D) that the copy of resolutions of the Board of Directors of such company attached to such certificate, authorizing such company to enter into, deliver and perform its obligations under the Credit Documents to which such company is or is to be a party, is correct and complete and that such resolutions are in full force and effect, (E) that no proceeding has been commenced for the dissolution or liquidation of such company, (F) that the representations and warranties of such company contained in the Credit Documents are correct on and as of the Closing Date as though made on and as of such date and (G) that no Default has occurred and is continuing;

             (i) a certificate of the Secretary or an Assistant Secretary of each of the Borrower and the Guarantors certifying as to the incumbency, and setting forth a specimen signature, of each of the persons who has signed or will sign any Credit Document on behalf of such company;

             (j) one or more favorable opinions of legal counsel for the Borrower and the Guarantors as to such matters as any Lender through the Administrative Agent may reasonably request; and

             (k) such other approvals, opinions, evidence and documents as any Lender through the Administrative Agent may reasonably request.

      SECTION 3.2 CONDITIONS PRECEDENT TO EACH BORROWING AND LETTER OF CREDIT ISSUANCE. The obligation of each Lender to make an Advance on the occasion of each Borrowing, and the right of the Borrower to request the issuance of a Letter of Credit, shall be subject to the further conditions precedent that the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Letter of Credit Request and the acceptance by the Borrower of the proceeds of such Borrowing or the issuance of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or issuance such statements are true):

             (a) the representations and warranties contained in each Credit Document are correct in all material respects on and as of the date of such Borrowing or issuance, before and after giving effect to such Borrowing or issuance and to the application of the proceeds thereof, as though made on and as of such date (other than any such representations or warranties that, by their terms, refer to a specific date, in which case as of such specific date); and

             (b) no event has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds thereof, that constitutes a Default;

PROVIDED, HOWEVER, that the obligation of each Lender to make a Reference Rate Advance pursuant to Section 2.15(c) shall be absolute and unconditional, and such Advance shall be made by such Lender notwithstanding the failure of the Borrower to satisfy any condition set forth in this Section 3.2.

      SECTION 3.3 DETERMINATIONS UNDER SECTION 3.1. For purposes of determining compliance with the conditions specified in Section 3.1, each Lender shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to, approved by, accepted or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Credit Documents and holding the position of Vice President or a more senior position receives notice from such Lender before the Closing Date specifying its objection thereto, and either such objection is not withdrawn by notice to the Administrative Agent to that effect or such Lender does not make available to the Administrative Agent such Lender's ratable portion of such Borrowing.

     SECTION 3.4 CONDITIONS SUBSEQUENT TO EFFECTIVENESS. The continuing effectiveness of this Agreement is subject to the Administrative Agent's receipt of the following, as soon as practicable but in any event by January 31, 2001, in form and substance satisfactory to the Administrative Agent in its reasonable discretion and in the number of originals requested by the Administrative Agent:

             (a) the Security Agreement, duly executed by the Borrower, together with the following:

                   (i) recent UCC searches, certified by the appropriate Governmental Persons, listing all effective UCC-1 financing statements filed in California or Maryland that name the Borrower as debtor, together with copies of such financing statements;

                   (ii) proper UCC-1 financing statements, duly executed by the Borrower, for filing with such Governmental Persons as the Administrative Agent may reasonably require, covering the Collateral described in the Security Agreement;

                   (iii) the Mortgage Notes evidencing the Mortgage Loans identified in Schedule 3.4, together with (A) undated assignments of such Mortgage Notes duly executed by the Borrower in blank and (B) the originals (or, to the extent originals are not in the possession or control of the Borrower, copies) of (1) any loan agreements pursuant to which such Mortgage Loans were made, (2) any guaranties guaranteeing such Mortgage Loans and (3) any security agreements securing such Mortgage Loans;

                   (iv) the Mortgages encumbering the Mortgage Notes described in Section 3.4(a)(iii), together with undated assignments of such Mortgages duly executed by the Borrower in blank;

                   (v) the REMIC Certificates identified in Schedule 3.4, together with undated assignments of such REMIC Certificates duly executed by the Borrower in blank; and

                   (vi)  evidence that all other action that the
Administrative Agent may reasonably deem to be necessary or desirable in order to perfect and protect the Liens created by the Security Agreement has been duly taken;

             (b) LTC Mortgages, duly executed by the Borrower or a Subsidiary, as applicable, with respect to the Owned Properties identified in
Schedule 3.4 (PROVIDED, HOWEVER, that the amount of indebtedness secured by the LTC Mortgages on the Owned Properties located in Clearwater, Bradenton, Lacanto and New Port Richey, Florida shall not exceed $3,356,495, $3,050,748, $5,267,240 and $6,238,892, respectively), together with the following:

                   (i) a copy of each title-insurance policy (including all endorsements thereto) obtained by, or in the possession or control of, the Borrower or any Subsidiary with respect to each such Owned Property; and

                   (ii) in the case of any Subsidiary that is executing an LTC Mortgage but that has not already executed a Guaranty, (A) a Nonrecourse Guaranty duly executed by such Subsidiary and (B) certificates and other documents for such Subsidiary equivalent to those specified in Sections 3.1(g), (h) and (i); and

             (c) such other approvals, opinions, evidence and documents as any Lender through the Administrative Agent may reasonably request.


                              ARTICLE 4.
                    REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lenders and the Administrative Agent as set forth below.

     SECTION 4.1 EXISTENCE AND POWER. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, (b) is duly qualified or licensed as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed (except for jurisdictions in which the failure to be so qualified or licensed or to be in good standing could not reasonably be expected to have a Material Adverse Effect) and (c) has all requisite power and authority to own or lease its properties and to carry on its business as now conducted and as proposed to be conducted.

     SECTION 4.2 AUTHORIZATION. The execution, delivery and performance by the Borrower of this Agreement and each other Credit Document to which the Borrower is or is to be a party, and the consummation of the transactions contemplated hereby and thereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not (a) contravene the Borrower's articles of incorporation or bylaws, (b) violate any applicable Governmental Rule, (c) conflict with or result in the breach of, or constitute a default under, any loan agreement, indenture, mortgage, deed of trust or lease, or any other contract or instrument, binding on or affecting the Borrower or any Subsidiary or any of their respective properties, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower or any Subsidiary, other than in favor of the Administrative Agent. Neither the Borrower nor any Subsidiary is in violation of any Governmental Rule or in breach of any such loan agreement, indenture, mortgage, deed of trust, lease, contract or instrument, the violation or breach of which could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.3 GOVERNMENTAL ACTION, ETC. No Governmental Action, and no authorization, approval or other action by, or notice to, any other third party, is required for the due execution, delivery or performance by the Borrower of this Agreement or any other Credit Document to which the Borrower is or is to be a party, or for the consummation of the transactions contemplated hereby or thereby, except for such Governmental Action, authorizations, approvals, other action and notices that have been duly taken, obtained or given and are in full force and effect and copies of which have been delivered to the Administrative Agent.

     SECTION 4.4 BINDING EFFECT. This Agreement has been, and each other Credit Document to which the Borrower is or is to be a party when delivered hereunder will be, duly executed and delivered by the Borrower. This Agreement is, and each other Credit Document to which the Borrower is or is to be a party when delivered hereunder will be, legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally or by equitable principles relating to enforceability.

     SECTION 4.5 FINANCIAL CONDITION. The audited Consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1999 and the related audited Consolidated statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, certified by Ernst & Young LLP, independent public accountants, and the unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of June 30, 2000 and the related unaudited Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the 6-month fiscal period then ended, fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as of such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the fiscal periods ended on such dates, all in accordance with GAAP applied on a consistent basis. Except as disclosed in a letter from the Borrower to the Administrative Agent dated October 31, 2000, since June 30, 2000 no event or situation has occurred that could reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries have no material contingent liabilities except as disclosed in the aforementioned balance sheets or the notes thereto.

     SECTION 4.6 OTHER INFORMATION. No information, exhibit or report furnished by the Borrower or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of any of the Credit Documents or pursuant to the terms of any of the Credit Documents contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances in which made, not misleading.

     SECTION 4.7 LEGAL PROCEEDINGS. Except as disclosed in a letter from the Borrower to the Administrative Agent dated October 31, 2000, there is no action, suit, investigation, litigation or proceeding affecting the Borrower or any Subsidiary pending or, to the best knowledge of the Borrower, threatened before any Governmental Person, referee or arbitrator that could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.8 REGULATION U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used directly or indirectly for such purpose.

     SECTION 4.9 ERISA. During the 5-year period before each date as of which this representation is made or deemed made with respect to any Plan (or, with respect to (f) and (h) below, as of the date on which such representation is made or deemed made), none of the following events or conditions, either individually or in the aggregate, has occurred and could reasonably be expected to have a Material Adverse Effect: (a) a Reportable Event; (b) an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA); (c) noncompliance with the applicable provisions of ERISA or the Code; (d) termination of a Single Employer Plan; (e) a Lien on the property of the Borrower or any Subsidiary in favor of the PBGC or a Plan; (f) a complete or partial withdrawal from a Multiemployer Plan by the Borrower or any Commonly Controlled Entity; (g) a liability of the Borrower or a Commonly Controlled Entity under ERISA if the Borrower or such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the annual valuation date most closely preceding the date on which this representation is made or deemed made; (h) the Reorganization or Insolvency of any Multiemployer Plan; and (i) an event or condition with respect to which the Borrower or any Commonly Controlled Entity could reasonably be expected to incur any liability in respect of a Former Plan. Neither the Borrower nor any Subsidiary maintains or participates in any Defined Benefit Plan or Multiple Employer Plan.

     SECTION 4.10 INTELLECTUAL PROPERTY. Each of the Borrower and its Subsidiaries possesses, or is licensed to use, all trademarks, trade names, copyrights and patents necessary to conduct its business as now operated, without any known conflict with the valid trademarks, trade names, copyrights or patents of others.

     SECTION 4.11 FIRE, ETC. Neither the business nor any property of the Borrower or any Subsidiary is affected by any fire, explosion, accident, strike, lockout, other labor dispute, civil disturbance, drought, storm, flood, landslide, earthquake, embargo, act of God or the public enemy, or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.12 TAXES. Each of the Borrower and its Subsidiaries has filed, or there has been filed on its behalf, all tax returns (federal, state, local and foreign) required to be filed thereby before the date of the making of this representation and warranty and has paid all taxes shown thereon to be due, including interest, additions to taxes and penalties, or has provided adequate reserves in accordance with GAAP for payment thereof.

     SECTION 4.13 INVESTMENT COMPANY. Neither the Borrower nor any Subsidiary is an "investment company" or an "affiliated person" of, or a "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940. Neither the making of any Advance nor the issuance of any Letter of Credit nor the application of the proceeds or repayment thereof by the Borrower nor the consummation of any other transaction contemplated hereby will violate any provision of said Act or any Governmental Rule of the SEC thereunder.

     SECTION 4.14 TITLE TO PROPERTY. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all of its material real property and good title to, or a valid leasehold interest in, all of its other material property, and none of such property is subject to any Lien other than Liens permitted by
Section 5.2(a).

     SECTION 4.15 SUBSIDIARIES. Schedule 4.15 contains a complete and accurate list of all Subsidiaries as of the date hereof, setting forth their respective jurisdictions of incorporation or organization and the percentage of their respective capital stock or ownership interests owned by the Borrower or other Subsidiaries.

     SECTION 4.16  ENVIRONMENTAL MATTERS.

             (a) To the best of the Borrower's knowledge, (i) the operations and properties of the Borrower and of each Subsidiary, including the Owned Properties, comply in all material respects with all applicable Environmental Laws and Environmental Permits, (ii) all past noncompliance with such Environmental Laws and Environmental Permits has been resolved without material ongoing obligations or costs and (iii) no circumstances exist that could reasonably be expected to (A) form the basis of an Environmental Proceeding against the Borrower or any Subsidiary, or any property thereof, that could reasonably be expected to have a Material Adverse Effect or (B) cause any such property to be subject to any material restriction on ownership, occupancy, use or transferability under any Environmental Law or Environmental Permit.

             (b) To the best of the Borrower's knowledge, (i) none of the properties currently or formerly owned or operated by the Borrower or any Subsidiary is listed or proposed for listing on the National Priorities List under CERCLA, on CERCLIS or on any analogous foreign, state or local list or is adjacent to any such property, (ii) there are not now, and never have been, any underground or aboveground storage tanks, or any surface impoundments, septic tanks, pits, sumps or lagoons, in which any Hazardous Material is being or has been treated, stored or disposed of on any property owned or operated by the Borrower or any Subsidiary, in each case in any manner not in compliance in all material respects with all applicable Environmental Laws, (iii) there is no asbestos or asbestos-containing material on any property owned or operated by the Borrower or any Subsidiary, except in compliance in all material respects with all applicable Environmental Laws, and (iv) no Hazardous Material has been released, discharged or disposed of on any property owned or operated by the Borrower or any Subsidiary, except in compliance in all material respects with all applicable Environmental Laws.

             (c) Neither the Borrower nor any Subsidiary is engaged in or has completed, either individually or together with any other potentially responsible party, any investigation, assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of any Hazardous Material at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Person or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property owned or operated by the Borrower or any Subsidiary have been disposed of in a manner reasonably expected not to result in liability to the Borrower or any Subsidiary.

     SECTION 4.17  REIT STATUS.  The Borrower is a REIT.

     SECTION 4.18 OWNED PROPERTIES, MORTGAGE LOANS AND REMIC CERTIFICATES. As of the date of this Agreement, neither the Borrower nor any Subsidiary owns any Owned Property, Mortgage Loan or REMIC Certificate that is not identified in Schedule 3.4 or 5.1(m), except for Owned Properties identified in Schedule 4.18.

     SECTION 4.19 SOLVENCY. The Borrower is, both individually and together with its Subsidiaries, Solvent.


                            ARTICLE 5.
                       COVENANTS OF BORROWER

     SECTION 5.1 AFFIRMATIVE COVENANTS. So long as any Advance remains unpaid, any Letter of Credit is outstanding or any Lender has any Commitment hereunder, the Borrower will, unless the Required Lenders otherwise consent in writing, observe the affirmative covenants set forth below.

             (a)   REPORTING REQUIREMENTS.  The Borrower will furnish to the
Lenders:

                   (i) as soon as possible and in any event within 25 days after the end of each calendar month, a certificate duly executed by an Authorized Officer stating that the number and identity of the Eligible Mortgage Loans and Eligible Owned Properties of the Borrower and its Subsidiaries specified in the Borrowing Base Certificate most recently delivered to the Lenders have not changed or, if there has been any such change, setting forth the details thereof;

                   (ii) as soon as possible and in any event within 50 days after the end of each calendar quarter, a Borrowing Base Certificate as of the end of such quarter duly executed by an Authorized Officer, together with a statement that no Default has occurred and is continuing or, if any Default has occurred and is continuing, a description of the nature thereof and the action that the Borrower is taking or proposes to take with respect thereto;

                   (iii) as soon as available and in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, (A) an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter, setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, (B) unaudited Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the preceding fiscal year and ending with the end of such quarter, setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, (C) an unaudited Consolidating balance sheet of the Borrower, its Significant Subsidiaries and its other Subsidiaries having assets in excess of 5% of the Borrower's Consolidated total assets, as of the end of such quarter, and (D) an unaudited Consolidating statement of income of the Borrower, its Significant Subsidiaries and its other Subsidiaries having assets in excess of 5% of the Borrower's Consolidated total assets, for the period commencing at the end of the preceding fiscal year and ending with the end of such quarter, all accompanied by a certificate of an Authorized Officer stating that the aforementioned financial statements fairly present the Consolidated and Consolidating financial condition and results of operations of the Persons specified above in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of footnotes);

                   (iv) as soon as available and in any event within 95 days after the end of each fiscal year of the Borrower, (A) an audited Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year, setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, (B) audited Consolidated statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, (C) an unaudited Consolidating balance sheet of the Borrower, its Significant Subsidiaries and its other Subsidiaries having assets in excess of 5% of the Borrower's Consolidated total assets, as of the end of such fiscal year, and (D) an unaudited Consolidating statement of income of the Borrower, its Significant Subsidiaries and its other Subsidiaries having assets in excess of 5% of the Borrower's Consolidated total assets, for such fiscal year, accompanied, in the case of the aforementioned Consolidated financial statements, by an unqualified opinion of independent certified public accountants of recognized national standing stating that such Consolidated financial statements fairly present the Consolidated financial condition and results of operations of the Borrower and its Subsidiaries in accordance with GAAP consistently applied;

                   (v) together with the financial statements described in Sections 5.1(a)(iii) and (iv), a Compliance Certificate and a Collateral Valuation Certificate duly executed by an Authorized Officer;

                   (vi) as soon as available and in any event within 95 days after the end of each fiscal year of the Borrower, the Borrower's Consolidated financial projections for the next two fiscal years of the Borrower and its Subsidiaries;

                   (vii) as soon as available and in any event within 95 days after the end of each fiscal year of any Operator that is not a publicly traded company and that operates Owned Properties, Mortgaged Properties securing Mortgage Loans and/or REMIC Properties securing pooled mortgage loans underlying REMIC Certificates, the Borrower's and its Subsidiaries' Total Investment (as determined as of the end of each fiscal quarter of the Borrower by reference to its financial statements and records) in which Owned Properties, Mortgage Loans and pooled mortgage loans constitutes 10% or more of the Borrower's and its Subsidiaries' Total Investment (as determined as of the end of each fiscal quarter of the Borrower by reference to its financial statements and records) in all Owned Properties, Mortgage Loans and pooled mortgages underlying REMIC Certificates, statements of income, retained earnings and cash flows of such Operator for such fiscal year and the related balance sheet of such Operator as of the end of such fiscal year, accompanied by an opinion of independent certified public accountants of recognized national standing stating that such financial statements fairly present the financial condition and results of operations of such Operator as at the end of, and for, such fiscal year in accordance with GAAP consistently applied; PROVIDED, HOWEVER, that the Borrower shall be obligated to provide the foregoing financial information and opinion to the Lenders with respect to such Operator only if and to the extent that such information is prepared by or at the request of such Operator and is made available to the Borrower (provided that the Borrower shall use all reasonable efforts to obtain such information and opinion to the extent that the Borrower has a contractual right to obtain the same);

                   (viii) promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished;

                   (ix) promptly upon the filing thereof, copies of all registration statements, Reports on Form 8-K and other filings, and copies of all annual, quarterly, monthly and other regular reports or statutory statements, that the Borrower or any Subsidiary files with the SEC;

                   (x) as soon as possible and in any event within 5 Business Days after the Borrower knows or has reason to know of the occurrence of any Default, a statement of an Authorized Officer setting forth the details of such Default and the action that the Borrower is taking or proposes to take with respect thereto;

                   (xi) promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before or by any Governmental Person, referee or arbitrator affecting the Borrower or any Subsidiary of any type described in Section 4.7;

                   (xii) promptly after the assertion or occurrence thereof or after any Authorized Officer becomes aware of the reasonable likelihood thereof, notice of any Environmental Proceeding against the Borrower or any Subsidiary, or of any noncompliance by the Borrower or any Subsidiary with any Environmental Law or Environmental Permit, that (A) could reasonably be expected to have a Material Adverse Effect or (B) causes any property owned or operated by the Borrower or any Subsidiary to be subject to any restriction on ownership, occupancy, use or transferability under any Environmental Law;

                   (xiii) as soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Single Employer Plan of the Borrower or any Subsidiary, a statement duly executed by an Authorized Officer describing said Reportable Event and the action that the Borrower is taking or proposes to take with respect thereto;

                   (xiv) as soon as available but in any event before the effective date of any Investment of $1,000,000 or more (which is not in the ordinary course of the Borrower's business but which is permitted pursuant to
Section 5.2(f)), historical financial statements of the Person whose shares, other equity interests or assets are to be acquired, together with such information regarding the terms of such Investment as the Administrative Agent may from time to time reasonably request;

                   (xv) as promptly as practicable but in any event within 3 Business Days after each date of receipt by the Borrower or any Subsidiary of (A) Net Cash Proceeds from the sale, transfer or other disposition by the Borrower or any Subsidiary of (1) any asset constituting Collateral (or that would constitute Collateral but for the fact that there is no Lien thereon in favor of the Administrative Agent although required by the terms of this Agreement) or (2) any other asset of the Borrower or any Subsidiary, provided that such other asset is disposed of in a transaction or related transactions whose aggregate consideration is at least $250,000, (B) Net Cash Proceeds from the sale or issuance of any debt securities of or equity interest in the Borrower or any Subsidiary or any warrants, options or other rights to acquire any such equity interest, (C) Net Cash Proceeds from any borrowing by the Borrower (other than under this Agreement) or any Subsidiary, (D) Net Cash Proceeds from the prepayment of any Debt owed to the Borrower or any Subsidiary (other than any such Debt that is being refinanced or that is permitted pursuant to Section 5.2(b)(ix) or 5.2(f)(ii)) or (E) insurance or condemnation proceeds from any casualty or condemnation in respect of any Owned Property (unless the Borrower or such Subsidiary, as applicable, is legally obligated to apply such proceeds to reconstruction of such Owned Property), a statement of an Authorized Officer describing such transaction and the calculations used in determining such Net Cash Proceeds or insurance or condemnation proceeds, in each case in form, scope and detail satisfactory to the Administrative Agent in its reasonable discretion;

                   (xvi) within 3 Business Days after each date of receipt by the Borrower or any Subsidiary of any discount upon the prepayment of any Debt, a statement of an Authorized Officer describing such transaction and the calculations used in determining the amount of such discount, in form, scope and detail satisfactory to the Administrative Agent in its reasonable discretion; and

                   (xvii) promptly upon request, such other information concerning the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any Subsidiary as any Lender may from time to time reasonably request.

             (b) COMPLIANCE WITH LAWS, ETC. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all material Governmental Rules applicable thereto; PROVIDED, HOWEVER, that neither the Borrower nor any Subsidiary shall be required to comply with any such Governmental Rule that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

             (c) PAYMENT OF TAXES, ETC. The Borrower will pay and discharge, and cause each Subsidiary to pay and discharge, before the same become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; PROVIDED, HOWEVER, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

             (d) MAINTENANCE OF INSURANCE. The Borrower will maintain, and cause each Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

             (e) PRESERVATION OF LEGAL EXISTENCE, ETC. The Borrower will preserve and maintain, and cause each Subsidiary to preserve and maintain, its legal existence, rights (charter and statutory) and franchises; provided, HOWEVER, that neither the Borrower nor any Subsidiary shall be required to preserve any such right or franchise if the Board of Directors or equivalent body of the Borrower or such Subsidiary, as applicable, determines that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lenders.

             (f) VISITATION RIGHTS. At any reasonable time and from time to time, upon reasonable prior notice, the Borrower will permit the Administrative Agent and any of the Lenders, or any agents or representatives thereof, to the extent reasonably requested, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants, including for the purpose of having Gumbiner, Savett, Finkel, Fingleson & Rose, Inc., or another firm of independent certified public accountants acceptable to the Administrative Agent in its sole discretion, verify at least annually the correctness of certain of the Borrowing Base information provided by the Borrower to the Lenders.

             (g) KEEPING OF BOOKS. The Borrower will keep, and cause each Subsidiary to keep, proper books of record and account in which appropriate entries shall be made of all financial transactions and the assets and business of the Borrower and each Subsidiary, to the extent necessary to permit the preparation of the financial statements required to be delivered hereunder.

             (h) MAINTENANCE OF PROPERTIES, ETC. The Borrower will maintain and preserve, cause each Subsidiary to maintain and preserve, and use its reasonable best efforts to cause its and its Subsidiaries' Operators to maintain and preserve, all of the Borrower's and each Subsidiary's properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

             (i) TRANSACTIONS WITH AFFILIATES. The Borrower will conduct, and cause each Subsidiary to conduct, all transactions otherwise permitted under the Credit Documents with any Affiliate on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arms'-length transaction with a Person not an Affiliate.

             (j) USE OF PROCEEDS. The proceeds of the Advances and the Letters of Credit shall be available, and the Borrower agrees that it will use such proceeds, solely (i) to refinance the Borrower's indebtedness under the Old Revolving Credit Agreement and the Old Term Loan Agreement and (ii) for the Borrower's general corporate purposes.

             (k) REIT STATUS. The Borrower will at all times maintain its status as a REIT.

             (l) SIGNIFICANT SUBSIDIARIES. The Borrower will cause each Subsidiary, within 50 days after the end of the fiscal quarter of the Borrower in which such Subsidiary becomes a Significant Subsidiary, to deliver the following to the Administrative Agent, in form and substance satisfactory to the Administrative Agent in its reasonable discretion and in the number of originals requested by the Administrative Agent:

                   (i)   a Guaranty, duly executed by such Subsidiary; and

                   (ii) certificates and other documents for such Subsidiary equivalent to those specified in Sections 3.1(g), (h) and (i).

             (m) LIENS ON OTHER OWNED PROPERTIES. If by April 30, 2001 any of the Owned Properties identified in Schedule 5.1(m) has not been refinanced as permitted by, and in accordance with the terms and conditions of, Section 5.2(b)(v) or has not been sold as permitted by, and in accordance with the terms and conditions of, Section 5.2(e)(v), the Borrower will deliver the following to the Administrative Agent with respect to such Owned Properties not so refinanced or sold, as soon as practicable thereafter but in any event by June 15, 2001, in form and substance satisfactory to the Administrative Agent in its reasonable discretion and in the number of originals requested by the Administrative Agent:

                   (i) LTC Mortgages, duly executed by the Borrower or a Subsidiary, as applicable, with respect to such Owned Properties (PROVIDED, HOWEVER, that the amount of indebtedness secured by the LTC Mortgages, if any, on the Owned Properties located in Spring Hill and Bluewater, Florida shall not exceed $2,750,000 and $2,780,000, respectively), together with the following:

                         (A) a copy of each title-insurance policy (including
all endorsements thereto) obtained by, or in the possession or control of, the Borrower or any Subsidiary with respect to each such Owned Property;

                         (B) in the case of any Subsidiary that is executing
an LTC Mortgage but that has not already executed a Guaranty or a Nonrecourse Guaranty, a Nonrecourse Guaranty duly executed by such Subsidiary; and

                         (C) certificates and other documents for such
Subsidiary equivalent to those specified in Sections 3.1(g), (h) and (i); and

                   (ii) such other approvals, opinions, evidence and documents with respect to such Owned Properties as any Lender through the Administrative Agent may reasonably request.

             (n) MAINTENANCE OF COLLATERAL VALUE RATIO. The Borrower will maintain a ratio, determined as of the end of each fiscal quarter of the Borrower ending after the Closing Date, of (i) the Collateral Value as of the end of such fiscal quarter to (ii) the Aggregate Commitment as of the end of such fiscal quarter of not less than 1.82 to 1.00.

             (o) MAINTENANCE OF FUNDED DEBT RATIO. The Borrower will maintain a Funded Debt Ratio, determined as of the end of each fiscal quarter of the Borrower ending after the Closing Date, of not more than 1.00 to 1.00.

             (p) MAINTENANCE OF SENIOR LEVERAGE RATIO. The Borrower will maintain a ratio, determined as of the end of each fiscal quarter of the Borrower ending after the Closing Date, of (i) Senior Debt as of the end of such fiscal quarter to (ii) Tangible Net Worth of the Borrower and its Subsidiaries on a Consolidated basis as of the end of such fiscal quarter of not more than 0.65 to 1.00.

             (q) MAINTENANCE OF INTEREST COVERAGE RATIO. The Borrower will maintain a ratio, determined as of the end of each fiscal quarter of the Borrower ending after the Closing Date, of (i) Cash Flow for the 12-month period ended as of the end of such fiscal quarter to (ii) Consolidated Interest Expense of the Borrower and its Subsidiaries for the 12-month period ended as of the end of such fiscal quarter of not less than 1.50 to 1.00.

             (r) MAINTENANCE OF TANGIBLE NET WORTH. The Borrower will maintain Tangible Net Worth of it and its Subsidiaries on a Consolidated basis, determined as of the end of each fiscal quarter of the Borrower, of not less than the amount set forth below opposite the applicable level of Aggregate Commitment as of the end of such fiscal quarter:

                AGGREGATE COMMITMENT                        TANGIBLE NET WORTH
                greater than $135 million                   $350 million

                greater than $120 million but less
                   than or equal to $135 million            $325 million

                greater than $100 million but less
                   than or equal to $120 million            $300 million

                less than or equal to $100 million          $275 million


     SECTION 5.2 NEGATIVE COVENANTS. So long as any Advance remains unpaid, any Letter of Credit is outstanding or any Lender has any Commitment hereunder, the Borrower will, unless the Required Lenders otherwise consent in writing, observe the negative covenants set forth below.

             (a) LIENS, ETC. The Borrower will not create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Lien, or enter into any agreement with any other Person not to create any Lien, on or with respect to any of its properties of any character (including accounts receivable), whether now owned or hereafter acquired, or sign or file, or permit any Subsidiary to sign or file, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any Subsidiary as debtor (except in connection with true leases), or sign, or permit any Subsidiary to sign, any security agreement authorizing any secured party thereunder to file such a financing statement (except in connection with true leases), or assign, or permit any Subsidiary to assign, any accounts receivable, excluding, however, from the operation of the foregoing restrictions the following:

                   (i)   Liens created by the Collateral Documents;

                   (ii)  Permitted Liens;

                   (iii) Liens existing on the date of this Agreement and described in Schedule 5.2(a), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of indebtedness secured by any such Lien is not increased, except as permitted by Section 5.2(b)(v); and

                   (iv) Liens securing Debt permitted under Section 5.2(b)(iii) or (v), provided that no such Lien is spread to cover any property other than the asset(s) subject to a Capitalized Lease or the Owned Property (or Owned Properties) being refinanced, as applicable, and that the amount of indebtedness secured by any such Lien is not increased, except as permitted by Section 5.2(b)(v).

             (b) DEBT. The Borrower will not create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Debt other than the following:

                   (i)    Debt under the Credit Documents;

                   (ii) Debt existing on the date of this Agreement and described in Schedule 5.2(a);

                   (iii) Capitalized Leases incurred after the Closing Date not to exceed $5,000,000 in aggregate principal amount at any time outstanding;

                   (iv) the endorsement of negotiable instruments for deposit or collection in the ordinary course of the Borrower's business as currently conducted;

                   (v) nonrecourse Debt that is incurred after the Closing Date and secured by one or more Owned Properties, provided that (A) no Default has occurred and is continuing or would be caused thereby, (B) the Borrower complies with the terms of this Agreement, including Sections 2.8 and 5.1(a), in connection with the incurrence of such Debt and (C) simultaneously with the closing of each such incurrence of Debt to be secured by one or more Owned Properties that constitute Collateral (or that would constitute Collateral but for the fact that there is no Lien on such Owned Properties in favor of the Administrative Agent although required by the terms of this Agreement), the Borrower delivers a Collateral Valuation Certificate to the Lenders, duly executed by an Authorized Officer, demonstrating that the ratio of the Collateral Value to the Aggregate Commitment will be at least 1.82 to 1.00 after giving effect to such incurrence of Debt;

                   (vi) Subordinated Debt incurred after the Closing Date, provided that (A) no Default has occurred and is continuing or would be caused thereby and (B) the Borrower complies with the terms of this Agreement, including Sections 2.8 and 5.1(a), in connection with the incurrence of such Debt;

                   (vii) Debt under Hedge Agreements that hedge interest payable in respect of an aggregate principal amount not to exceed the sum of
(A) the aggregate principal amount of all outstanding Debt of the Borrower and its Subsidiaries (other than Debt hereunder) that is secured by a Lien on real property plus (B) the aggregate principal amount of all outstanding Advances;

                   (viii) Debt incurred by a Subsidiary as a result of its position as a general partner in a limited partnership that has borrowed amounts from the Borrower pursuant to Section 5.2(f)(vii)(B);

                   (ix) Debt in the ordinary course of business between the Borrower and any Subsidiary or between two Subsidiaries, provided that the amount of such Debt owing to the Borrower or any Guarantor by Subsidiaries that are not Guarantors shall not exceed $1,000,000 in aggregate principal amount at any time outstanding; and

                   (x) Debt that constitutes an extension or refinancing of any Debt referred to above, provided that such extension or refinancing does not result in an increase in the principal amount of such Debt.

             (c) LEASE OBLIGATIONS. The Borrower will not create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any obligations as lessee (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction or (ii) for the rental or hire of other real or personal property of any kind under leases or agreements to lease, including Capitalized Leases, having an original term of one year or more that would cause the direct or contingent liabilities of the Borrower and its Subsidiaries, on a Consolidated basis, in respect of all such obligations to exceed $1,000,000 payable in any period of 12 consecutive months.

             (d) MERGERS, ETC. The Borrower will not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, or permit any Subsidiary to do so; PROVIDED, HOWEVER, that the Borrower may merge or consolidate with another Person, including a Subsidiary, if (A) the Borrower is the surviving corporation, (B) the Borrower will be in PRO FORMA compliance with all provisions of this Agreement upon and after such merger or consolidation and
(C) the Borrower will not engage in any material line of business substantially different from that engaged in on the Closing Date.

             (e) SALES, ETC. OF ASSETS. The Borrower will not sell, lease, transfer or otherwise dispose of, or permit any Subsidiary to sell, lease, transfer or otherwise dispose of, any of its assets (including both tangible and intangible property), whether now owned or hereafter acquired, except for the following:

                   (i) sales of inventory in the ordinary course of business;

                   (ii) sales or other dispositions of obsolete, worn out or surplus personal property in the ordinary course of business;

                   (iii) sales of assets permitted by Section 5.2(d);

                   (iv) leasing of any Owned Property in the ordinary course of business; and

                   (v) sales of assets for fair consideration, provided that (A) no Default has occurred and is continuing or would be caused thereby, (B) the Borrower complies with the terms of this Agreement, including Sections 2.8 and 5.1(a), in connection with each such sale and (C) simultaneously with the closing of each such sale of an asset that constitutes Collateral (or that would constitute Collateral but for the fact that there is no Lien on such asset in favor of the Administrative Agent although required by the terms of this Agreement), the Borrower delivers a Collateral Valuation Certificate to the Lenders, duly executed by an Authorized

Officer, demonstrating that the ratio of the Collateral Value to the Aggregate Commitment will be at least 1.82 to 1.00 after giving effect to such sale.

             (f) INVESTMENTS, LOANS, ADVANCES AND ACQUISITIONS. The Borrower will not make, or permit any Subsidiary to make, any loan or advance to any Person, or purchase or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any debt or equity interest, warrant, right, option, obligation or other security of, make any capital contribution to, or otherwise invest in, any other Person, or make, or permit any Subsidiary to make, any acquisition of any asset (including both tangible and intangible property) of any other Person (all of the foregoing collectively referred to as "INVESTMENTS"); PROVIDED, HOWEVER, that nothing in this Section 5.2(f) shall prevent the Borrower or any Subsidiary from doing any of the following:

                   (i) generating and holding accounts receivable in the ordinary course of business;

                   (ii)  acquiring and holding Permitted Investments;

                   (iii) acquiring personal property, other than any type of personal property referred to elsewhere in the exceptions to this Section 5.2(f), in the ordinary course of business for the operation of the business of the Borrower and its Subsidiaries as currently conducted;

                   (iv) so long as no Default has occurred and is continuing or would be caused thereby, acquiring and making Mortgage Loans, acquiring Owned Properties and acquiring REMIC Certificates; PROVIDED, HOWEVER, that
(A) the Total Investment (as determined by reference to the Borrower's financial statements and records) of the Borrower and its Subsidiaries in Owned Properties operated by, Mortgage Loans secured by Mortgaged Properties operated by, and pooled mortgage loans secured by REMIC Properties operated by, a single Operator (including Subsidiaries of such Operator but excluding other Affiliates thereof) may not exceed 20% or, in the case of Sun Healthcare Group, Inc., a Delaware corporation, and Assisted Living Concepts, a Delaware corporation, 30% of the Total Investment (as determined by reference to the Borrower's financial statements and records) of the Borrower and its Subsidiaries in all Owned Properties, Mortgage Loans and pooled mortgage loans secured by REMIC Properties; (B) neither the Borrower nor any Subsidiary may hold a single Mortgage Loan with a book value (as determined by reference to the most recent financial statements of the Borrower delivered pursuant to Section 5.1(a)) exceeding $20,000,000 or hold any Owned Property with a Book Value (as determined by reference to the most recent financial statements of the Borrower delivered pursuant to Section 5.1(a)) exceeding $20,000,000; (C) the Borrower and its Subsidiaries may not hold REMIC Certificates with an aggregate book value (as determined by reference to the most recent financial statements of the Borrower delivered pursuant to
Section 5.1(a)) exceeding the sum of $125,000,000 plus the amount equal to 25% of any increase in the Tangible Net Worth of the Borrower and its Subsidiaries on a Consolidated basis after December 31, 1999; and (D) none of such Investments (including indirectly through a REMIC Certificate) may be in any Person engaged in, or asset utilized in, any education-related line of business (except that, provided that no Default has occurred and is continuing or would be caused thereby, the Borrower and its Subsidiaries shall be permitted to take back promissory notes or other securities in connection with the sale or other disposition of any existing Investments in Persons engaged in, or assets utilized in, education-related lines of business); and FURTHER PROVIDED, HOWEVER, that the Borrower shall not be deemed to violate this Section 5.2(f) solely by reason of the merger of two or more Operators, so long as neither the Borrower nor any Subsidiary increases its Total Investment in Owned Properties operated by, Mortgage Loans secured by Mortgaged Properties operated by, or pooled mortgage loans secured by REMIC Properties operated by, the surviving Operator (including Subsidiaries of such Operator but excluding other Affiliates thereof) after any such merger;

                   (v) so long as no Default has occurred and is continuing or would be caused thereby, making loans and advances to LTC Healthcare, Inc., a Nevada corporation, not exceeding $25,000,000 in aggregate principal amount at any time outstanding;

                   (vi) so long as no Default has occurred and is continuing or would be caused thereby, making loans and advances to current and former officers, directors and employees of, or consultants to, the Borrower or any Subsidiary for the purpose of exercising stock options or warrants with respect to the stock of LTC; PROVIDED, HOWEVER, that such loans and advances shall not exceed $15,000,000 in aggregate principal amount at any time outstanding; and

                   (vii) so long as no Default has occurred and is continuing or would be caused thereby, (A) making Investments not otherwise permitted under this Section 5.2(f) in any Person or asset (but not more than 10% of the stock of any publicly traded company), (B) making loans and advances to limited partners of partnerships of which the general partner is a Subsidiary, for the purpose of funding the limited partners' tax obligations resulting from the sale of limited partnership assets, as required by the partnership agreements of such partnerships, and (C) making loans and advances to partnerships of which the general partner is a Subsidiary, for the purpose of making distributions to the limited partners of such partnerships, as required by the partnership agreements of such partnerships; PROVIDED, HOWEVER, that (1) the aggregate book value of the Investments permitted by clauses (A), (B) and (C) above, together with the aggregate book value of all existing Investments of the Borrower and its Subsidiaries other than those of the types permitted by clauses (i) through (vi) above (as determined by reference to the most recent financial statements of the Borrower delivered pursuant to Section 5.1(a)), shall not exceed $20,000,000 in the aggregate at any time outstanding and (2) none of such Investments may be in any Person engaged in, or asset utilized in, any education-related line of business;

             (g) DIVIDENDS, ETC. The Borrower will not declare or pay any dividends or other distributions, purchase, redeem, retire, defease or otherwise acquire for value any of its equity interests or any warrants, rights or options to acquire such equity interests, now or hereafter outstanding, return any capital to its equity-holders as such, or make any distribution of assets, equity interests, warrants, rights, options, obligations or securities to its equity-holders as such, or permit any Subsidiary to purchase, redeem, retire, defease or otherwise acquire for value any equity interest in the Borrower or any warrants, rights or options to acquire any such equity interest, except for the following:

                   (i) provided that no Default has occurred and is continuing or would be caused thereby, the Borrower may declare and pay cash dividends to, and return capital to, the holders of its Common Stock in respect of any fiscal quarter of the Borrower in an aggregate amount not to exceed the amount equivalent to $0.29 per share of its Common Stock; PROVIDED, HOWEVER, that, if an Authorized Officer delivers a Taxable Income Certificate to the Administrative Agent not later than March 15 of any year with respect to the immediately preceding fiscal year of the Borrower, demonstrating that the Borrower has not previously distributed all of its taxable income for such preceding fiscal year, then, provided that no Default has occurred and is continuing or would be caused thereby, the Borrower may declare and pay one additional cash dividend to the holders of its Common Stock in respect of such fiscal year in excess of the amounts specified above to the extent required to distribute all of the Borrower's taxable income for such fiscal year; FURTHER PROVIDED, HOWEVER, that in no event may the Borrower pay cash dividends to, and/or return capital to, the holders of its Common Stock pursuant to this clause (i) and/or pay cash dividends to the holders of its preferred stock pursuant to clause (ii) below in respect of any fiscal year of the Borrower in an aggregate amount exceeding 110% of the Consolidated taxable income (as set forth in the Borrower's U.S. federal income tax return for such fiscal year) of the Borrower and its Subsidiaries for such fiscal year; and FURTHER PROVIDED, HOWEVER, that in no event shall the Borrower be deemed to be in violation of this Section 5.2(g) solely by reason of the payment of dividends on its Common Stock and preferred stock that were declared before the date of this Agreement;

                   (ii) provided that no Default has occurred and is continuing or would be caused thereby, the Borrower may declare and pay cash dividends on its preferred stock; PROVIDED, HOWEVER, that in no event may the Borrower pay cash dividends to, and/or return capital to, the holders of its Common Stock pursuant to clause (i) above and/or pay cash dividends to the holders of its preferred stock pursuant to this clause (ii) in respect of any fiscal year of the Borrower in an aggregate amount exceeding 110% of the Consolidated taxable income (as set forth in the Borrower's U.S. federal income tax return for such fiscal year) of the Borrower and its Subsidiaries for such fiscal year; FURTHER PROVIDED, HOWEVER, that in no event shall the Borrower be deemed to be in violation of this Section 5.2(g) solely by reason of the payment of dividends on its Common Stock and preferred stock that were declared before the date of this Agreement;

                   (iii) provided that (A) the Aggregate Commitment is $135,000,000 or less and (B) no Default has occurred and is continuing or would be caused thereby, the Borrower may repurchase its Common Stock and/or its preferred stock;

                   (iv) the Borrower and its Subsidiaries may make distributions to minority partners as contractually required pursuant to partnership agreements to which the Borrower or any such Subsidiary is a party; and

                   (v) any Subsidiary may pay cash dividends, or make other cash distributions, to the Borrower.

             (h) PREPAYMENT OF SUBORDINATED DEBT. The Borrower will not prepay, and will not permit any Subsidiary to prepay, any Subordinated Debt; PROVIDED, HOWEVER, that the

Borrower may prepay up to $25,000,000 in aggregate principal amount of Subordinated Debt outstanding on the date of this Agreement if (i) no Default has occurred and is continuing or would be caused thereby and (ii) the Borrower complies with the terms of this Agreement, including Sections 2.8 and 5.1(a), in connection with such prepayment.

             (i) MAINTENANCE OF OWNERSHIP OF SUBSIDIARIES. The Borrower will not sell or otherwise dispose of any equity interest in any of its Subsidiaries or any warrants, rights or options to acquire any such equity interest or permit any of its Subsidiaries to issue, sell or otherwise dispose of any equity interest therein or in any other Subsidiary or any warrants, rights or options to acquire any such equity interest, unless in each such case (i) no Default has occurred and is continuing or would be caused thereby and (ii) the Borrower complies with the terms of this Agreement, including Sections 2.8 and 5.1(a), in connection with such sale, disposition or issuance.

             (j) CHANGE IN NATURE OF BUSINESS. The Borrower will not make, or permit any Subsidiary to make, any material change in the nature of its business as carried on as of the date hereof; PROVIDED, HOWEVER, that no sale of assets by the Borrower or any Subsidiary in compliance with the terms of this Agreement shall constitute a change in the nature of the business of the Borrower or any Subsidiary.

             (k) ACCOUNTING CHANGES, ETC. The Borrower will not make or permit, or permit any Subsidiary to make or permit, any change in (i) any of its accounting policies affecting the presentation of financial statements or reporting practices, except as required or permitted by GAAP or (ii) its fiscal year.

             (l) CERTAIN PLANS. The Borrower will not establish or participate in, or permit any Subsidiary to establish or participate in, any Defined Benefit Plan or Multiple Employer Plan.


                                 ARTICLE 6.
                             EVENTS OF DEFAULT

     SECTION 6.1 EVENTS OF DEFAULT. Any one or more of the following events shall constitute an "EVENT OF DEFAULT" hereunder:

             (a) the Borrower (i) fails to pay any principal of any Advance, or to reimburse any drawing under any Letter of Credit, when the same becomes due and payable or (ii) fails to make any other payment under any Credit Document within 3 days after the same becomes due and payable;

             (b) any material representation or warranty made by the Borrower or any Subsidiary (or any officer of any thereof) in or in connection with any Credit Document proves to have been incorrect in any material respect when made;

             (c) the Borrower fails to perform or observe any term, covenant or agreement contained in Section 5.1(d), (e) (with respect to its legal existence), (j), (k), (m), (n), (o), (p), (q) or (r) or Section 5.2 of this Agreement; the Borrower or any Subsidiary fails to perform or observe any term, covenant or agreement on its part to be performed or observed in
Section 4, 6(a), 7, 9 or 10 of the Security Agreement or in any LTC Mortgage; or the Borrower or any Subsidiary fails to perform or observe any other term, covenant or agreement contained in any Credit Document on its part to be performed or observed, and such failure remains unremedied for 20 days after the earlier of the Borrower's obtaining actual knowledge of the same and the giving of written notice thereof to the Borrower by the Administrative Agent;

             (d) the Borrower or any Subsidiary fails to pay any principal of, or premium or interest on, any Debt of the Borrower or such Subsidiary (as the case may be) that is outstanding in a principal amount of at least $1,000,000 in the aggregate (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration demand or otherwise), and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; any other event occurs or condition exists under any agreement or instrument relating to any such Debt and continues after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt is declared to be due and payable or is required to be prepaid, redeemed, purchased or defeased (other than by a regularly scheduled required prepayment, redemption, purchase or defeasance), or an offer to prepay, redeem, purchase or defease such Debt is required to be made, in each case before the stated maturity thereof;

             (e) the Borrower or any Subsidiary generally does not pay its debts as such debts become due, admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors; any proceeding is instituted by or against the Borrower or any Subsidiary seeking to adjudicate it a bankrupt or insolvent, seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property, and, in the case of any such proceeding instituted against the Borrower or any Subsidiary that is being diligently contested by it in good faith, either such proceeding remains undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including the entry of any order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) occurs; or the Borrower or any Subsidiary takes any action to authorize any of the actions set forth above in this Section 6.1(e);

             (f) any judgment or order for the payment of money in excess of $1,000,000 is rendered against the Borrower or any Subsidiary, and there is any period of 10 consecutive days (or, if the entire amount is covered by insurance, 30 consecutive days) during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect, unless such judgment or order is vacated, satisfied or dismissed or bonded pending appeal or, in the case of a judgment or order the entire amount of which is covered by insurance, is the subject of a binding agreement with the plaintiff and the insurer covering payment therefor;

             (g) any nonmonetary judgment or order that could reasonably be expected to have a Material Adverse Effect is rendered against the Borrower or any Subsidiary, and there is any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect;

             (h) any Person engages in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan; any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, exists with respect to any Plan, or any Lien in favor of the PBGC or a Plan arises on the assets of the Borrower or any Commonly Controlled Entity; a Reportable Event occurs with respect to a Single Employer Plan, or a proceeding is commenced to have a trustee appointed, or a trustee is appointed, to administer or to terminate, a Single Employer Plan, and such Reportable Event, commencement of a proceeding or appointment of a trustee could reasonably be expected to result in the termination of such Plan for purposes of Title IV of ERISA (other than a standard termination pursuant to Section 4041(b) of ERISA); any Single Employer Plan terminates for purposes of Title IV of ERISA; the Borrower or any Commonly Controlled Entity incurs, or could reasonably be expected to incur, any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; an event or condition occurs that could reasonably be expected to result in the Borrower's or any Commonly Controlled Entity's becoming responsible for any liability in respect of a Former Plan; or any other event or condition occurs or exists with respect to a Plan; PROVIDED, HOWEVER, that the occurrence or existence of any one or more of the events and conditions described above in this Section 6.1(h) shall constitute an Event of Default only if the same could reasonably be expected to have a Material Adverse Effect;

             (i) any material provision of any Credit Document for any reason ceases to be valid and binding on or enforceable against the Borrower, any Subsidiary or any Subordinated Creditor, as applicable, or the Borrower, any Subsidiary or any Subordinated Creditor, as applicable, so states in writing;

             (j) the Security Agreement, after execution and delivery thereof, or any LTC Mortgage, after execution, delivery and recording thereof, for any reason (except pursuant to the terms of the Credit Documents or through the fault of the Administrative Agent) ceases to create a valid and perfected first-priority Lien on any of the Collateral purported to be covered thereby, and such cessation to create such a Lien is not cured within 30 days after the Administrative Agent notifies the Borrower of such cessation; or

             (k)   a Change of Control occurs.

     SECTION 6.2 EFFECT OF EVENT OF DEFAULT. If an Event of Default occurs and is continuing, then, and in any such event, the Administrative Agent (a) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and
(b) shall at the request, or may with the consent, of the Required Lenders, by notice to the

Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement and the other Credit Documents to be forthwith due and payable, whereupon (i) the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and (ii) to the extent any Letters of Credit are then outstanding, the Borrower will deposit with and pledge to the Administrative Agent cash collateral in the aggregate Letter of Credit Amount of such Letters of Credit; PROVIDED, HOWEVER, that, in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any Subsidiary under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances (except pursuant to Section 2.15(c)) shall automatically terminate, and (B) the Advances, all such interest and all such amounts (including such cash collateral) shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                                ARTICLE 7.
                                  AGENT

     SECTION 7.1 AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Credit Documents (including enforcement or collection of the Debt resulting from the Advances), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; PROVIDED, HOWEVER, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or any applicable Governmental Rule.

     SECTION 7.2 AGENT'S RELIANCE, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Credit Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent (a) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an assignee as provided in Section 8.7, (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (c) makes no representation or warranty to any Lender and shall not be responsible to any Lender for any representations, warranties or statements made in or in connection with any of the Credit Documents, (d) shall not have any duty to ascertain or inquire as to the performance or observance of any of the terms, covenants or conditions of any Credit Document on the part of the Borrower or any Subsidiary or to inspect the property (including the books and records) of the Borrower or any Subsidiary, (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or any other instrument or document furnished pursuant hereto and (f) shall incur no liability under or in respect of any Credit Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier or otherwise) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 7.3 SANWA AND AFFILIATES. With respect to its Commitment, the Advances made by it and its participations in Letters of Credit, Sanwa shall have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Sanwa in its individual capacity and as Issuing Bank. Sanwa and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from, and generally engage in any kind of business with, the Borrower, any Subsidiary and/or any Person that may do business with or own securities of the Borrower or any Subsidiary, all as if Sanwa were not the Administrative Agent and without any duty to account therefor to the Lenders.

     SECTION 7.4 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance on the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.5 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance on the Administrative Agent or any other Lender and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 7.5 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower), ratably according to the respective principal amounts of the Advances then owing to each of them (or, if no Advances are at the time outstanding or if any Advances are then owing to Persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of any of the Credit Documents or any action taken or omitted by the Administrative Agent under the Credit Documents; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses payable by the Borrower under Section 8.4, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower.

     SECTION 7.6 SUCCESSOR AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent, which shall be a financial institution approved by the Borrower (provided that such approval shall not be unreasonably withheld and that no such approval shall be required if a Default has occurred and is continuing). If no successor Agent is so appointed by the Required Lenders, and accepts such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any state thereof, shall have a combined capital and surplus of at least $500,000,000 and shall be acceptable to the Borrower (provided that such approval shall not be unreasonably withheld and that no such approval shall be required if a Default has occurred and is continuing). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all of the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Credit Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     SECTION 7.7   AGENT AS COLLATERAL HOLDER.

             (a) Except for action expressly required of the Administrative Agent hereunder or under any other Credit Document, the Administrative Agent shall in all cases be fully justified in refusing to act hereunder and thereunder unless it is further indemnified to its satisfaction by the Lenders, proportionately in accordance with the Obligations then due and payable to each of them, against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

             (b) Except as expressly provided herein or in any other Credit Document, the Administrative Agent shall have no duty to take any affirmative steps with respect to the collection of amounts payable in respect of the Collateral. The Administrative Agent shall incur no liability as a result of any sale of any of the Collateral.

             (c) The Lenders hereby consent, and agree upon written request by the Administrative Agent to execute and deliver any such instruments and other documents as the Administrative Agent may deem desirable to confirm such consent, to the release of the Liens on the Collateral in accordance with the terms of the Credit Documents, including Section 8.8 hereof.

             (d) The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that the Administrative Agent accords its own similar property, it being understood that neither the Administrative Agent nor any Lender shall have responsibility for taking any steps necessary to preserve rights against any parties with respect to any Collateral.

     SECTION 7.8 SYNDICATION AGENT AND DOCUMENTATION AGENT. None of the Lenders identified on the facing page of, or elsewhere in, this Agreement as "Syndication Agent" or "Documentation Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as "Syndication Agent" or "Documentation Agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                 ARTICLE 8.
                               MISCELLANEOUS

     SECTION 8.1 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same is in writing and is consented to in one or more writings signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed or consented to by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.1; (b) change the percentage specified in the definition of "Required Lenders"; (c) amend in any material respect the definition of "Borrowing Base" or any defined term used, directly or indirectly, therein; (d) release any material portion of the Collateral, except as specifically permitted by the terms of the Credit Documents; (e) release any Guarantor from its obligations under its Guaranty; (f) amend this
Section 8.1; (g) increase the Commitments or subject the Lenders to any additional obligations; (h) reduce the principal of or interest on the Advances or any fees or other amounts payable hereunder; or (i) postpone any date fixed for any payment of principal of or interest on the Advances or of any fees or other amounts payable hereunder; FURTHER PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement; and FURTHER PROVIDED, HOWEVER, that the Borrower and the Administrative Agent acting alone may amend Section 6.1(c) to the extent necessary to correct references therein to provisions of the Security Agreement after the execution and delivery of the Security Agreement by the Borrower. Delivery by telecopier of an executed counterpart of any amendment or waiver of, or consent to departure from, any provision of this Agreement or any other Credit Document shall be effective as delivery of an originally executed counterpart thereof.

     SECTION 8.2 NOTICES, ETC. Unless otherwise specifically provided in this Agreement, all notices, demands and other communications provided for hereunder shall be in writing (including communication by telecopier) and shall be mailed, telecopied or delivered, if to the Borrower, to it at 300 Esplanade Drive, Suite 1860, Oxnard, California 93030, telecopier number 805-981-8663, Attention: Andre C. Dimitriadis, Chief Executive Officer; if to any Lender, to it at its Domestic Lending Office specified opposite its name on Schedule 1 or in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, to it at 601 South Figueroa Street, Los Angeles, California 90071, telecopier number 213-896-7387,

Attention: E. Leigh Irwin, Senior Vice President; or, as to any party, to it at such other address or telecopier number as designated by such party in a written notice to the other parties. All notices, demands and other communications hereunder shall, (a) when mailed, be effective 3 Business Days after the same is deposited into the mails with first-class postage prepaid,
(b) when sent for next-day delivery by a reputable freight company or reputable overnight courier service, be effective 1 Business Day after the same is delivered to such company or service, as the case may be, and (c) when sent by telecopier, be effective on the opening of the next Business Day after sending, except that notices, demands and other communications to the Administrative Agent pursuant to Article 2, 3 or 7 shall not be effective until received by the Administrative Agent.

     SECTION 8.3 NO WAIVER; REMEDIES. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, and no single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     SECTION 8.4   COSTS AND EXPENSES.

             (a) The Borrower agrees to pay on demand (i) all reasonable costs and expenses of the Administrative Agent, the Syndication Agent and the Documentation Agent in connection with the preparation, execution, delivery, administration, amendment and other modification of the Credit Documents and the documents and instruments to be delivered thereunder (including (A) all due-diligence, transportation, computer, duplication, search, filing and recording fees and expenses, (B) the reasonable fees and expenses of legal counsel for the Administrative Agent, the Syndication Agent and the Documentation Agent (including the allocated cost of in-house legal counsel) with respect thereto, with respect to advising the Administrative Agent, the Syndication Agent and the Documentation Agent as to their respective rights and responsibilities, and the perfection, protection or preservation of rights or interests, under the Credit Documents and with respect to negotiations with the Borrower regarding any Default or any events or circumstances that may give rise to a Default, (C) the reasonable fees and expenses of the Administrative Agent's financial consultant (subject to the limitation set forth in Section 3.1) and of any independent certified public accounting firm engaged pursuant to Section 5.1(f) for the purpose of verifying Borrowing Base information and (D) the reasonable fees and expenses of any independent collateral agent employed by the Administrative Agent to hold personal-property Collateral) and (ii) all costs and expenses of the Administrative Agent, the Syndication Agent, the Documentation Agent and the Lenders in connection with the enforcement of the Credit Documents, whether in any action, suit or litigation or in any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally, or otherwise (including the reasonable fees and expenses of legal counsel for the Administrative Agent, the Syndication Agent, the Documentation Agent and each Lender (including the allocated cost of in-house counsel), and the reasonable fees and expenses of the Administrative Agent's financial consultant, with respect thereto).

             (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent and each Lender and each of their Affiliates and their respective directors, officers, employees, agents and advisors (each an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and expenses of legal counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the actual or proposed use of the proceeds of any Advance or Letter of Credit, (ii) the Credit Documents or any of the transactions contemplated by any of the Credit Documents, (iii) the actual or alleged presence of any Hazardous Material in, on or under (A) any property owned or operated by the Borrower or any Subsidiary, (B) any property to which any Hazardous Material has migrated from any property owned or operated by the Borrower or any Subsidiary or (C) any property at which the Borrower or any Subsidiary has disposed of any Hazardous Material (whether or not legal at the time of such disposal) or
(iv) any Environmental Proceeding relating in any way to the Borrower or any Subsidiary or any property owned or operated by the Borrower or any Subsidiary, in each case whether or not such investigation, litigation or proceeding is brought by the Borrower, any of the Borrower's directors, shareholders or creditors or any Indemnified Party, whether or not an Indemnified Party is a party thereto and whether or not the transactions contemplated hereby are consummated; PROVIDED, HOWEVER, that the Borrower shall not be liable to the extent any such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

             (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment, prepayment or Conversion pursuant to Section 2.6, 2.7,
2.8 or 2.10 or acceleration of the maturity of the Advances pursuant to
Section 6.1 or for any other reason, then the Borrower will, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

     SECTION 8.5 WAIVER OF RIGHT OF SETOFF. Each Lender hereby waives all rights that it may have, whether statutory, common-law or otherwise (other than rights pursuant to the Collateral Documents), to set off any deposit accounts or other obligations that the Borrower now maintains or may hereafter maintain with such Lender against any of the Obligations of the Borrower under this Agreement or any of the other Credit Documents.

     SECTION 8.6 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that (a) the Borrower may not assign any right or obligation hereunder or any interest herein without the prior written consent of the Required Lenders and (b) no Lender may assign any right or obligation hereunder or any interest herein except in accordance with the provisions of Section 8.7.

    SECTION 8.7 ASSIGNMENTS AND PARTICIPATIONS.

        (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment (including any outstanding Letter of Credit participations thereunder) and the Advances owing to it); PROVIDED, HOWEVER, that (i) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall not be less than the lesser of (A) the entire Commitment of such Lender at such time and (B) $5,000,000, (ii) each such assignment shall be subject to the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recording fee of $3,500. Upon such execution, delivery, acceptance and recording (and subject to such consent), from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least 5 Business Days after the date of delivery thereof to the Administrative Agent or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Administrative Agent, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder and (B) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto, except that such Lender shall continue to be an Indemnified Party under Section 8.4(b)).

        (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any of the Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the Credit Documents or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any Subsidiary or any other Person or the performance or observance by the Borrower, any Subsidiary or any other Person of any of its obligations under any of the Credit Documents or any other instrument or document furnished pursuant thereto;
(iii) such assignee confirms that it has received copies of the Credit Documents, together with copies of the financial statements referred to in
Section 4.5 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance on the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit

Documents; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

        (c) The Administrative Agent shall maintain at its address referred to in Section 8.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

        (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee in accordance with the terms of this Section
8.7 (subject to the consent of the Administrative Agent as described above), the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit F, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

        (e) Each Lender may sell participations to one or more banks or other Persons in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, Advances and Letter of Credit participations); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement (including its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and
(iv) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Credit Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder (in each case to the extent subject to such participation), would postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder (in each case to the extent subject to such participation) or would release a material portion of the Collateral, except as specifically permitted by the terms of the Credit Documents (provided that, in any case in which a participant has the right to approve any amendment, waiver or consent as described above in this clause
(iv), such Lender shall retain (and hereby agrees to exercise) the right to repurchase the participation of such participant if such participant does not approve any such amendment, waiver or consent).

        (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 8.7, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; PROVIDED, HOWEVER, that, before any such disclosure, the assignee or participant or proposed assignee or participant shall agree to be bound by the terms of Section 8.16.

    SECTION 8.8 RELEASE OF COLLATERAL.

        (a) Upon (i) any incurrence of Debt permitted by Section 5.2(b)(v),
(ii) any sale of an asset permitted by Section 5.2(e)(v) or (iii) any prepayment of a Mortgage Loan (and, in connection with any such prepayment, subject to the Borrower's delivery to the Lenders of a Collateral Valuation Certificate, duly executed by an Authorized Officer and showing a ratio of the Collateral Value to the Aggregate Commitment of at least 1.82 to 1.00 after reflecting the release of Collateral in connection therewith referred to below), the Administrative Agent will execute and deliver to the Borrower, as promptly as practicable and at the Borrower's expense, such documents as the Borrower reasonably requests to evidence the release of any item of Collateral from the Lien in favor of the Administrative Agent, to the extent required to enable such incurrence of Debt, sale of an asset or prepayment of a Mortgage Loan to occur.

        (b) If (i) the Aggregate Commitment is reduced to $100,000,000 or less and (ii) the Borrower delivers to the Lenders a Collateral Valuation Certificate, duly executed by an Authorized Officer and showing a ratio of the Collateral Value to the Aggregate Commitment of at least 1.82 to 1.00 after reflecting the release of REMIC Certificates referred to below, the Administrative Agent will execute and deliver to the Borrower, as promptly as practicable and at the Borrower's expense, such documents as the Borrower reasonably requests to evidence the release of all REMIC Certificates from the Lien thereon in favor of the Administrative Agent.

        (c) If (i) the Aggregate Commitment is reduced to $60,000,000 or less and (ii) the Borrower delivers to the Lenders a Collateral Valuation Certificate, duly executed by an Authorized Officer and showing a ratio of the Collateral Value to the Aggregate Commitment of at least 1.82 to 1.00 after reflecting the release of Mortgage Loans, Mortgage Notes and Mortgages referred to below, the Administrative Agent will execute and deliver to the Borrower, as promptly as practicable and at the Borrower's expense, such documents as the Borrower reasonably requests to evidence the release of all Mortgage Loans, Mortgage Notes and Mortgages from the Lien thereon in favor of the Administrative Agent.

    SECTION 8.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

    SECTION 8.10 SUBMISSION TO JURISDICTION. Each party hereto hereby irrevocably and unconditionally (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Credit Document to which it is a party, and for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of California, the courts of the United States of America for the Central District of California and appellate courts from any thereof;
(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, the applicable Lender or the Administrative Agent, as the case may be, at the address specified herein or at such other address as to which the Borrower, such Lender and the Administrative Agent are notified pursuant hereto; (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or limit the right to sue in any other jurisdiction; and (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover punitive damages in any legal action or proceeding referred to in this section.

    SECTION 8.11 HEADINGS. Section headings in this Agreement are for convenience of reference only and shall not be considered in the interpretation of any of the provisions hereof.

    SECTION 8.12 SURVIVAL OF REPRESENTATION AND WARRANTIES. All representations and warranties made herein or in any other Credit Document (including any amendment or other modification hereto or thereto) or in any certificate delivered pursuant hereto or pursuant to any other Credit Document shall survive the execution and delivery of this Agreement and the making of Advances hereunder.

    SECTION 8.13 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and no such prohibition or unenforceability in any jurisdiction shall invalidate or render unenforceable such provision in any other jurisdiction.

    SECTION 8.14 INTEGRATION. This Agreement and the other Credit Documents represent the entire agreement of each of the parties party hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the parties hereto relative to the subject matter hereof that are not expressly set forth or referred to herein or in another Credit Document.

    SECTION 8.15 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by telecopier of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an originally executed counterpart of this Agreement.

    SECTION 8.16 CONFIDENTIALITY. Each Lender and the Administrative Agent will keep confidential any confidential information that it may receive from the Borrower or any Subsidiary pursuant to this Agreement and will not disclose such information to any third party, except for disclosure as follows: (a) to legal counsel, accountants and other professional advisors to such Lender or the Administrative Agent; (b) to regulatory officials having jurisdiction over such Lender or the Administrative Agent; (c) as required by any Governmental Rule or in connection with any legal proceeding; (d) subject to Section 8.7(f), to another Person in connection with a potential assignment or participation hereunder; and (e) of information that has been previously disclosed publicly without breach of this provision.

    SECTION 8.17 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE
ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.


                                   LTC PROPERTIES, INC.


                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------



                                   SANWA BANK CALIFORNIA,
                                   as Administrative Agent and Lender


                                   By:
                                      ----------------------------------------
                                         E. Leigh Irwin
                                         Senior Vice President


                                   By:
                                      ----------------------------------------
                                         Lynn Myernick
                                         Assistant Vice President



                                   BANK OF MONTREAL,
                                   as Syndication Agent and Lender


                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------

                                   BNP PARIBAS, Los Angeles Branch,
                                   as Documentation Agent and Lender


                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------


                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------



                                   BANK HAPOALIM B.M.


                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------


                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------



                                   BANK OF AMERICA, N.A.


                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------



                                   KEY CORPORATE CAPITAL INC.


                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------

                                   BHF (USA) CAPITAL CORPORATION


                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------


                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------



                                   WELLS FARGO BANK, N.A.


                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------



                                   BANK LEUMI USA


                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------